                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       HOUSTON BIOTECHNOLOGY INCORPORATED
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                       HOUSTON BIOTECHNOLOGY INCORPORATED
-------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT

Payment of Filing Fee (Check the appropriate box):
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14-
       a-(6)(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:
           --------------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:
           --------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

       4)  Proposed maximum aggregate value of transaction:
           --------------------------------------------------------------------

      (5)  Total fee paid:
           --------------------------------------------------------------------

[ X ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
           --------------------------------------------------------------------

       2)  Form, Schedule or Registration Statement No.:
           --------------------------------------------------------------------

       3)  Filing Party:
           --------------------------------------------------------------------

       4)  Date Filed:
           --------------------------------------------------------------------

                       HOUSTON BIOTECHNOLOGY INCORPORATED
                            (A DELAWARE CORPORATION)
                           3608 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 1997

To the Stockholders of
Houston Biotechnology Incorporated:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Houston Biotechnology Incorporated, a Delaware corporation ("HBI"), will be held at the offices of HBI at 3608 Research Forest Drive, The Woodlands, Texas 77381, at 10:00 a.m., local time, on February 27, 1997, to consider and act upon the following matters which are described in more detail in the accompanying Proxy Statement and Prospectus:

     1. To consider and vote upon a proposal recommended by the Board of Directors of HBI to approve and adopt a plan of merger in accordance with the Agreement and Plan of Merger dated December 18, 1996, among HBI, Medarex, Inc. ("Medarex") and Medarex Acquisition Corp. ("Merger Sub") pursuant to which (i) Merger Sub shall be merged with and into HBI with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex, and
(ii) each share of common stock, par value $0.01 per share, of HBI shall be converted into the right to receive 0.182 shares of Medarex common stock, par value $0.01 per share; and

     2. To transact any and all other business that may properly come before the Special Meeting or any adjournment or adjournments thereof.

     HBI has fixed the close of business on January 24, 1997, as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting or any adjournment thereof will be maintained at HBI's principal executive offices, will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be produced at the time and place of the meeting during the whole time thereof.

     Any stockholder of HBI giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof (i) by attendance at the Special Meeting and voting in person, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by giving written notice of revocation to HBI addressed to Mr. J. Russell Denson, President, Houston Biotechnology Incorporated, 3608 Research Forest Drive, The Woodlands, Texas 77381; no such revocation shall be effective, however, until such notice of revocation has been received by HBI at or prior to the meeting. If a stockholder does not specify a choice on his proxy, the proxy will be voted in favor of the above proposals. Further information regarding the Special Meeting is set forth in the attached Proxy Statement and Prospectus.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, VOTE AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

                                         By Order of the Board of Directors

                                         /s/ J. RUSSELL DENSON
                                         __________________________________
                                         J. Russell Denson
                                         President

The Woodlands, Texas: January 29, 1997

                                 MEDAREX, INC.
                       HOUSTON BIOTECHNOLOGY INCORPORATED

                         PROXY STATEMENT AND PROSPECTUS

                 ---------------------------------------------

                              GENERAL INFORMATION

     This Proxy Statement and Prospectus ("Proxy Statement and Prospectus") is being furnished to the stockholders of Houston Biotechnology Incorporated, a Delaware corporation ("HBI"), in connection with the solicitation of proxies by HBI's Board of Directors ("HBI Board") for use at the Special Meeting of Stockholders of HBI ("Special Meeting") to be held at the offices of HBI at 3608 Research Forest Drive, The Woodlands, Texas 77381, at 10:00 a.m., local time, on February 27, 1997, and at any adjournments or postponements of the Special Meeting. At the Special Meeting, holders of record as of January 24, 1997, of common stock, par value $0.01 per share, of HBI ("HBI Common Stock") will be requested to consider and vote upon a proposal recommended by the HBI Board to approve and adopt a plan of merger in accordance with the Agreement and Plan of Merger dated December 18, 1996 ("Merger Agreement") among HBI, Medarex, Inc., a New Jersey corporation ("Medarex"), and Medarex Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Medarex ("Merger Sub"), pursuant to which (i) Merger Sub shall be merged with and into HBI ("Merger") with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex, and (ii) each share of HBI Common Stock shall be converted into the right to receive 0.182 shares of Medarex common stock, par value $0.01 per share ("Medarex Common Stock"). As part of the Merger, all of the outstanding warrants to acquire HBI Common Stock issued pursuant to that certain Warrant Agreement dated May 24, 1993 (the "HBI Warrants") and all outstanding options to acquire HBI Common Stock will be assumed by Medarex.

     This Proxy Statement and Prospectus also includes and constitutes the Prospectus of Medarex filed as part of its Registration Statement on Form S-4 (together with all amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of Medarex Common Stock pursuant to the Merger Agreement and the Medarex common stock purchase warrants ("Medarex Warrants") to be issued in the Merger in exchange for the HBI Warrants as well as the shares of Medarex Common Stock issuable upon exercise of the Medarex Warrants.

     This Proxy Statement and Prospectus and the accompanying form of proxy are first being mailed on or about January 29, 1997, to all stockholders of record of HBI as of the Record Date (as defined below).

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION TO VOTE WITH RESPECT TO THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT AND PROSPECTUS, SEE "RISK FACTORS" BEGINNING ON PAGE 11.

     THE HBI BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.


                 ---------------------------------------------

    THE SECURITIES TO WHICH THIS PROXY STATEMENT AND PROSPECTUS RELATE HAVE
        NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                    OR ADEQUACY OF THIS PROXY STATEMENT AND
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 ---------------------------------------------



     The date of this Proxy Statement and Prospectus is January 29, 1997.

     NO PERSON HAS BEEN AUTHORIZED BY HBI OR MEDAREX TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HBI OR MEDAREX. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT AND PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT AND PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
GENERAL INFORMATION....................................................        1

SUMMARY................................................................        4

RISK FACTORS...........................................................       11
  Risks Related to the Merger Agreement and the Merger.................       11
  Risks Related to Medarex.............................................       11
  Risks Related to the Industry........................................       15

COMPARATIVE MARKET PRICE DATA..........................................       16

DIVIDENDS..............................................................       16

PROXY STATEMENT AND PROSPECTUS.........................................       17

SPECIAL MEETING........................................................       17
  Purpose of the Meeting...............................................       17
  Voting Rights........................................................       17

MEDAREX AND HBI
  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS..........       18

THE MERGER.............................................................       23
  Background of the Merger.............................................       23
  Recommendation of the HBI Board; Effects and Reasons for the Merger..       24
  Fairness Opinion.....................................................       25
  Certain Federal Income Tax Consequences of the Merger................       25
  Federal Securities Law Matters.......................................       27
  Accounting Treatment.................................................       27
  Appraisal Rights.....................................................       28

THE MERGER AGREEMENT...................................................       28
  General Description of the Merger....................................       28
  Closing; Effective Time..............................................       29
  Exchange of Stock Certificates and Warrants..........................       29
  No Fractional Shares.................................................       29
  Representations and Warranties.......................................       29
  Certain Covenants....................................................       30
  Additional Agreements................................................       31
  No Solicitations of Other Transactions...............................       31


  Insurance; Indemnification...........................................       32
  Conditions to the Merger.............................................       32
  Termination..........................................................       32
  Expenses and Termination Fee.........................................       33
  Amendment and Waiver.................................................       33
  Convertible Notes....................................................       34
  License Agreement....................................................       34

SELECTED INFORMATION CONCERNING MEDAREX................................       35
  General..............................................................       35
  Description of Medarex Capital Stock.................................       36
  Shares Eligible For Future Sale......................................       37

SELECTED INFORMATION CONCERNING HBI....................................       37
  General..............................................................       37
  Securities Ownership of Certain Beneficial Owners and Management.....       39

COMPARISON OF STOCKHOLDER RIGHTS.......................................       40
  General Stockholder Vote Requirements................................       40
  Cumulative Voting....................................................       41
  Rights of Dissenting Stockholders....................................       41
  Stockholders' Consent to Corporate Action............................       41
  Preemptive Rights....................................................       42
  Dividends and Other Distributions....................................       42
  By-Laws..............................................................       42
  Directors............................................................       42
  Limitations of Liability of Directors and Officers...................       42
  Stockholder Protection Legislation...................................       43

LEGAL OPINION..........................................................       44

EXPERTS................................................................       44

SOLICITATION OF PROXIES................................................       44

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS........................       44

AVAILABLE INFORMATION..................................................       45

INCORPORATION BY REFERENCE.............................................       45

DATE FOR RECEIPT OF PROPOSALS..........................................       46

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................       47

OTHER MATTERS..........................................................       47

Annex A - Fairness Opinion

Annex B - Merger Agreement

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus. Reference is made to, and this summary is qualified in its entirety by, the detailed information appearing elsewhere in this Proxy Statement and Prospectus or incorporated herein by reference. Capitalized terms used and not otherwise defined in this summary have the meanings given to them elsewhere herein. Stockholders of HBI are urged to read this Proxy Statement and Prospectus in its entirety.

SPECIAL MEETING

This Proxy Statement and Prospectus is being furnished to holders of shares of HBI Common Stock, in connection with the solicitation of proxies by the HBI Board for use at the Special Meeting of HBI to be held at 3608 Research Forest Drive, The Woodlands, Texas 77381, at 10:00 a.m., local time, on February 27, 1997, and at any adjournments thereof. At the Special Meeting, holders of record as of January 24, 1997, of HBI Common Stock will be requested to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. The HBI Board has fixed the close of business on January 24, 1997, as the record date for the determination of holders of HBI Common Stock entitled to notice of and to vote at the Special Meeting ("Record Date"). See "Special Meeting."


The HBI Board approved the Merger Agreement, the Merger and the transactions contemplated thereby by the unanimous vote of its directors and recommends that HBI stockholders vote "FOR" approval and adoption of the Merger Agreement and the Merger. See "The Merger--Background of the Merger;--Recommendation of the HBI Board; Effects of and Reasons for the Merger."

THE MERGER

Pursuant to the Merger Agreement and the Merger, Merger Sub shall be merged with and into HBI with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex. At the effective time of the Merger (the "Effective Time"), each share of HBI Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.182 (the "Exchange Ratio") shares of Medarex Common Stock. All outstanding HBI Warrants and all outstanding options to acquire HBI Common Stock will be assumed by Medarex. Consequently, after the Effective Time, HBI Warrants and options to acquire HBI Common Stock will be exercisable into such number of shares of Medarex Common Stock equal to the number of shares of HBI Common Stock subject to such HBI Warrant or option immediately prior to the Effective Time multiplied by the Exchange Ratio and the exercise price shall be equal to the exercise price of such HBI Warrant or option immediately prior to the Effective Time divided by the Exchange Ratio. ACCORDINGLY, IT IS NOT NECESSARY FOR HOLDERS OF HBI WARRANTS OR OPTIONS TO EXERCISE SUCH HBI WARRANTS OR OPTIONS PRIOR TO THE EFFECTIVE TIME TO RECEIVE THE ECONOMIC EQUIVALENT OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF HBI COMMON STOCK IN THE MERGER. See "The Merger Agreement--General Description of the Merger."

The Medarex Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "MEDX." Simultaneously with the closing of the Merger, it is expected that the Medarex Warrants will be listed on Nasdaq. See "The Merger-- Exchange of Stock Certificates" and "Selected Information Concerning Medarex-- Description of Medarex Capital Stock."

PARTIES TO THE MERGER

Medarex

Medarex is an antibody-based biopharmaceutical company developing therapeutic products for cancer, AIDS and other life-threatening diseases based on proprietary technology in the field of immunology. Medarex's products are designed either to enhance and direct a specific immune response or to block or diminish an undesirable immunological activity. Medarex's broad technology platform has led to several products now in clinical trials and to three strategic alliances and has the potential to provide the foundation for new products and new strategic alliances in various therapeutic areas. At present, Medarex has five products in ten human clinical trials for the treatment of breast cancer, head and neck cancer and a variety of other solid tumor cancers, leukemia and AIDS. As of the date of this Proxy Statement and Prospectus, Medarex does not have any products in Phase III clinical trials and none of the products under development by Medarex has been approved by the United States Food and Drug Administration ("FDA") for sale. See "Medarex and HBI Unaudited Pro Forma Combined Condensed Financial Statements," "Selected Information Concerning Medarex" and "Incorporation by Reference."

HBI

HBI is engaged primarily in the research and development of monoclonal antibody and other biopharmaceutical products to prevent secondary cataract and treat glaucoma, disorders that impair or destroy human vision. HBI's principal expertise is its monoclonal antibody-based immunoconjugate technology, which involves the linking of a monoclonal antibody to another substance such as a drug or an anti-proliferative agent. HBI has no products approved for sale by the FDA and its current product candidates are not expected to generate significant revenues, if any, for a number of years. See "Selected Information Concerning HBI" and "Incorporation by Reference."

Merger Sub

Merger Sub, a wholly-owned subsidiary of Medarex, was formed to facilitate the Merger and has engaged in no activities other than activities incidental to the Merger.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the outstanding shares of HBI Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the Merger. On the Record Date, there were 5,638,707 shares of HBI Common Stock issued and outstanding and the executive officers and directors of HBI had the right to vote 20,853 (approximately 0.37%) shares of HBI Common Stock. Each holder of HBI Common Stock will be entitled to one vote for each share of HBI Common Stock owned of record as of the Record Date. See "Special Meeting--Voting Rights" and "Selected Information Concerning HBI-- Securities Ownership of Certain Beneficial Owners and Management."

If a stockholder returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted "FOR" the adoption and approval of the Merger Agreement and the Merger.

RECOMMENDATION OF THE
HBI BOARD; EFFECTS OF AND
REASONS FOR THE MERGER

The HBI Board believes that the terms of the Merger are fair to and that the Merger is in the best interests of HBI and its stockholders. Accordingly, the HBI Board has unanimously approved the Merger Agreement, the Merger and the transactions contemplated thereby and recommends approval of the

Merger Agreement and the Merger by HBI stockholders. The HBI Board believes that the Merger offers HBI stockholders the opportunity to participate in an enterprise with a broader technology portfolio and greater financial strength and that, without the Merger or a similar strategic transaction, HBI would lack the critical mass, financial strength and other characteristics to maximize its potential.

See "The Merger--Background of the Merger," "--Recommendation of the HBI Board; Effects of and Reasons for the Merger" and "--Fairness Opinion."

FAIRNESS OPINION

Strategen, L.L.C. ("Strategen") delivered its written opinion dated December 16, 1996, to the HBI Board to the effect that the terms of the Merger are fair to the stockholders of HBI from a financial point of view. The full text of the written opinion of Strategen, which sets forth certain assumptions, factors and limitations on the review undertaken, is attached as Annex A to this Proxy Statement and Prospectus and should be read carefully in its entirety. Strategen's opinion is directed only to the fairness of the terms of the Merger to the stockholders of HBI from a financial point of view and is not intended to be and does not constitute a recommendation to any stockholder of HBI as to how such stockholder should vote with respect to the Merger Agreement and Merger. See "The Merger--Fairness Opinion" and Annex A hereto.

CONDITIONS TO THE MERGER;
TERMINATION OF THE MERGER
AGREEMENT

In addition to the approval and adoption of the Merger Agreement and the Merger by the stockholders of HBI, the consummation of the Merger is subject to the satisfaction or waiver of certain other conditions, including among others (i) authorization for the listing on the Nasdaq, upon official notice of issuance, of Medarex Common Stock issuable to HBI stockholders in the Merger, (ii) effectiveness of the Registration Statement, and (iii) there being in effect no injunction or other order, legal constraint or prohibition preventing the consummation of the Merger. The Merger Agreement may be terminated upon the occurrence of certain events, including, by either Medarex or HBI if the Merger shall not have been consummated by June 30, 1997. See "The Merger Agreement-- Conditions to the Merger" and "--Termination."

TERMINATION FEE

Upon the termination of the Merger Agreement in certain specified circumstances, Medarex would be entitled to receive a fee from HBI in an amount of $750,000. See "The Merger Agreement--Expenses and Termination Fee."

COMPARISON OF STOCKHOLDER
RIGHTS

The rights of HBI's stockholders are governed by the Delaware General Corporation Law (the "DGCL"), HBI's Restated Certificate of Incorporation, as amended (the "HBI Charter"), and HBI's By-Laws, as amended (the "HBI By-Laws"). As of the Effective Time, stockholders of HBI will become stockholders of Medarex. As such, their rights will thereafter be governed by the New Jersey Corporation Act ("NJCA"), Medarex's Restated Certificate of Incorporation, as amended (the "Medarex Charter"), and Medarex's By-Laws, as amended (the "Medarex By-Laws"). See "Comparison of Stockholder Rights" for a summary of the material differences between the rights of holders of Medarex Common Stock and the rights of holders of HBI Common Stock.

APPRAISAL RIGHTS

No stockholder of HBI shall have appraisal rights with respect to the Merger. See "The Merger--Appraisal Rights."

ACCOUNTING TREATMENT

The Merger is expected to be accounted for using the purchase method of accounting. This method of accounting treats a business combination as the acquisition of one enterprise by another. See "The Merger--Accounting Treatment."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES OF THE MERGER

It is the intention of Medarex and HBI that the Merger will qualify as a "tax free reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for accounting and financial reporting purposes. See "The Merger--Certain Federal Income Tax Consequences of the Merger."

                        SUMMARY HISTORICAL AND UNAUDITED
                        PRO FORMA FINANCIAL INFORMATION

     The summary of historical financial data of Medarex and HBI presented below is derived from the historical audited financial statements of HBI and Medarex, except for the data presented below for the nine months ended September 30, 1996 and 1995, which are derived from the unaudited financial statements which, in the opinion of management of HBI and Medarex, as applicable, reflect all adjustments, consisting of only normal, recurring adjustments, necessary for the fair presentation of such information. The summary pro forma financial data of Medarex as of and for the nine-months ended September 30, 1996 and the year ended December 31, 1995, are derived from the pro forma financial statements of Medarex that appear elsewhere in this Proxy Statement and Prospectus. The pro forma balance sheet dated as of September 30, 1996 gives effect to the Merger as if it had occurred on September 30, 1996. The pro forma statement of operations data give effect to the Merger as if it had occurred on January 1, 1995.

     The pro forma financial information of Medarex does not purport to represent what Medarex's results of operations or financial position actually would have been had the Merger, in fact, occurred on the date or at the beginning of the period indicated, nor is it intended to project Medarex's results of operations or financial position for any future data or period. The data presented below should be read in conjunction with the selected historical financial data, managements' discussion and analysis of financial condition and results of operations, the financial statements and the related notes thereto incorporated herein by reference. See "Incorporation by Reference."

        SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF HBI(1)


                                             Nine Months Ended
                                                September 30,                            Year Ended December 31,
                                         ----------------------  ----------------------------------------------------------------
                                            1996        1995         1995         1994         1993(2)      1992(3)       1991
                                         ----------  ----------   ----------   ----------   ----------   -----------  ------------
                                               (unaudited)


STATEMENT OF OPERATIONS DATA:
Revenues                                 $1,009,541  $    78,332  $   526,048  $   298,127  $   461,728  $   395,753   $   471,873
Expenses:
 Research and development                 1,179,757    1,612,918    2,152,390    3,274,078    3,218,344    2,976,532     2,813,027
 General and administrative and other       462,977      594,096      849,896    1,254,423    1,068,008      636,913       362,208
 Minority interest                              ---          ---          ---          ---     (379,863)    (397,209)          ---
                                         ----------  -----------  -----------  -----------  -----------  -----------   -----------
  Total expenses                          1,642,734    2,207,014    3,002,286    4,528,501    3,906,489    3,216,236     3,175,235
                                         ----------  -----------  -----------  -----------  -----------  -----------   -----------
  Net loss                               $ (633,193) $(2,128,682) $(2,476,238) $(4,230,374) $(3,444,761) $(2,820,483)  $(2,703,362)
                                         ==========  ===========  ===========  ===========  ===========  ===========   ===========

 Net loss per share                          $(0.11)      $(0.38)      $(0.44)      $(0.84)      $(1.10)      $(1.07)       $(1.03)
 Weighted average common shares
   outstanding                            5,638,707    5,638,707    5,638,707    5,043,581    3,147,159    2,628,232     2,628,232

BALANCE SHEET DATA:
Cash and cash equivalents                $  163,674  $   540,340  $   572,058  $ 2,238,272  $ 3,460,329  $ 4,682,275   $ 6,488,915
Total assets                                556,751    1,093,367    1,110,562    3,042,278    4,340,422    5,609,303    10,184,626
Long term debt and capital
  lease obligations                         210,289      157,323      140,423      190,013      204,560          ---           ---
Minority interest                               ---          ---          ---          ---          ---      921,080           ---
Stockholders' investment                   (762,311)     218,440     (129,116)   2,347,122    3,806,028    4,241,304    10,039,950

------------------
         (1) Until April 30, 1992, substantially all of HBI's research and development activities on the Immunotoxin (as defined below) related to a contract performed for Houston Biotech Partners, L.P. (the "Partnership"). On that date, HBI acquired the assets and liabilities of the Partnership in exchange for 2,628,232 shares of HBI Common Stock (the "Combination"). On July 30, 1993, HBI consummated a rights offering (the "Rights Offering"), resulting in the sale of 657,101 shares of HBI Common Stock and 535,087 warrants to purchase HBI Common Stock. Additionally, to qualify the HBI Warrants for listing on the AMEX, HBI distributed 128,422 HBI Warrants pro rata to HBI's stockholders. On July 30, 1993, the Partnership was dissolved and 2,628,232 shares of HBI Common Stock were distributed to the partners. HBI Common Stock and HBI Warrants commenced trading on the AMEX on August 2, 1993 under the symbols HBI and HBIWS, respectively. The terms of the Rights Offering contained an adjustment feature pursuant to which HBI agreed to issue one HBI Warrant to each stockholder of record on January 26, 1994 in the event that the sum of the closing prices of (i) one share of HBI Common

Stock and (ii) one HBI Warrant averaged less than $5.00 for the 15 trading days prior to January 26, 1994. On February 11, 1994, HBI issued an aggregate of 3,858,183 HBI Warrants to stockholders of record on January 26, 1994.

         The Combination of HBI and the Partnership was accounted for as a reverse acquisition with the Partnership treated as the acquiror of HBI. The selected financial data of HBI for the five years in the period ended December 31, 1995 reflect the historical data of the Partnership until its dissolution on July 30, 1993.

         (2) For 1993, amounts reflect the Partnership's 82% interest in HBI through July 30, 1993, with 18% reflected as minority interest. On that date, the Partnership was dissolved and its shares were distributed to its partners. Beginning August 1, 1993, amounts reflect 100% of HBI's activities with no minority interest. Accordingly, the financial statements as of December 31, 1993 are not comparable to prior periods.

         (3) For 1992, amounts reflect the Partnership's activities through April 30, 1992 (the date of the Combination) and beginning May 1, 1992, its approximately 82% interest in HBI. Accordingly, the financial statements as of December 31, 1992, are not comparable to previous periods.

         (4) Weighted average shares used in computing net loss per share equals the number of shares issued to the Partnership in conjunction with the Combination until dissolution of the Partnership on July 30, 1993. Weighted average shares used in computing net loss per share after dissolution of the Partnership includes all shares outstanding.

        SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF MEDAREX


                       Nine Months Ended September 30,               Year Ended December 31,
                       -------------------------------    --------------------------------------------
                                (unaudited)      (Dollars in thousands, except per share data)

                                 1996       1995       1995       1994       1993      1992       1991
                             --------   --------   --------   --------   --------   -------    -------
STATEMENT OF OPERATIONS
 DATA:
Revenues:..................
   Sales...................  $    210   $    253   $    312   $    378   $    406   $   365    $   366
   Contract and license
    revenues...............     1,551        981      1,467        200        ---       ---      1,309
                             --------   --------   --------   --------   --------   -------    -------
   Total revenues..........  $  1,762   $  1,234   $  1,778   $    578   $    406   $   365    $ 1,675
Costs and Expenses:
   Cost of sales...........  $    100   $     94   $    123   $     91   $     82   $    66    $    57
   Research and development     5,560      4,805      6,442      5,905      3,798     2,531      1,431
   General and
    administrative.........     1,863      1,691      2,275      2,154      2,361     2,165        873
                             --------   --------   --------   --------   --------   -------    -------
      Total costs and
       expenses............  $  7,522   $  6,591   $  8,840   $  8,150   $  6,240   $ 4,761    $ 2,362
         Operating loss....    (5,761)    (5,356)    (7,062)    (7,573)    (5,834)   (4,396)      (687)
Interest and dividend
 income....................     1,091        380        561        348        421       399        318
Interest expense...........        (4)        (6)        (8)       (11)        (2)      ---       (217)
                             --------   --------   --------   --------   --------   -------    -------
Net loss...................  $ (4,674)  $ (4,983)  $ (6,509)  $ (7,236)  $ (5,415)  $(3,997)   $  (585)
                             ========   ========   ========   ========   ========   =======    =======

Net loss per share.........    $(0.32)    $(0.55)    $(0.69)    $(1.00)    $(0.86)   $(0.79)    $(0.15)
Weighted average common
 shares outstanding........    14,515      9,024      9,457      7,269      6,304     5,049      3,838

BALANCE SHEET DATA:
Cash, cash equivalents and
 marketable securities.....  $ 33,733   $  7,490   $ 15,729   $  9,434   $  9,687   $15,938    $11,349
Working capital............    33,480      6,114     14,549      8,017      8,330    15,918     11,228
Total assets...............    38,212     10,901     19,240     13,017     12,640    16,943     11,942
Long term obligations......       116         47         40         60         78       ---        ---
Accumulated deficit........   (29,297)   (23,096)   (24,623)   (18,113)   (10,877)   (5,462)    (1,465)
Total stockholders' equity.    36,872      8,976     17,375     11,097     10,943    16,603     11,634


                  SUMMARY PRO FORMA FINANCIAL DATA OF MEDAREX
                                  (Unaudited)
                 (Dollars in thousands, except per share data)

                                         Nine Months Ended       Year Ended
                                        September 30, 1996    December 31, 1995
                                        ------------------    ------------------

STATEMENT OF OPERATIONS DATA:
Revenues:..............................           $  2,756            $  2,245
Costs and Expenses.....................              9,165              22,483
    Net loss...........................             (5,307)            (19,626)

Net loss per share.....................               (.34)              (1.87)
Shares used in computation of
      net loss per share...............             15,542              10,483

BALANCE SHEET DATA:
Cash, cash equivalents and marketable
     securities........................           $ 33,897
Working capital........................             31,216
Total assets...........................             38,769
Long term obligations..................                326
Accumulated deficit....................            (39,938)
Total stockholders' equity.............             34,735




RISK FACTORS

Stockholders of HBI should consider carefully the factors discussed in detail elsewhere in this Proxy Statement and Prospectus under the caption "Risk Factors," which include risks related to the failure of the stockholders to adopt and approve the Merger Agreement and the Merger and Medarex's ability to operate the combined companies.

PRINCIPAL EXECUTIVE OFFICES

HBI's principal executive offices are located at 3608 Research Forest Drive, The Woodlands, Texas 77381. HBI's telephone number is (713) 363-0999. Medarex's principal executive offices are located at 1545 Route 22 East, Annandale, New Jersey 08801. Medarex's telephone number is (908) 713-6001.

                                  RISK FACTORS

          In addition to the other information in this Proxy Statement and Prospectus, the stockholders of HBI should consider carefully the risk factors set forth below.

RISKS RELATED TO THE MERGER AGREEMENT AND THE MERGER

          Operating Losses of HBI. During the last three years, HBI has incurred recurring losses from operations. In addition, HBI's independent public accountants, Arthur Andersen LLP, have included in their auditors' report which covers HBI's financial statements for each of the fiscal years ended December 31, 1994 and 1995, an explanatory paragraph which describes the uncertainties that raise substantial doubt about HBI's ability to continue as a going concern. There can be no assurance that (i) if the Merger is not consummated, HBI will be able to continue operations or will be able to secure financing sources, or (ii) after the Effective Time, Medarex will be able to provide sufficient working capital to fund the operations of HBI.

          Exercise of Rights under License Agreement. Medarex has made loans aggregating $750,000 to HBI as required by the Merger Agreement. The notes issued by HBI to Medarex to evidence such loans are secured by HBI's grant to Medarex of an exclusive, transferable, perpetual license to use, further develop, manufacture, sell and otherwise commercialize HBI's 4197X-RA immunotoxin (the "Immunotoxin") in North America. If the notes are not paid in full when due and payable, Medarex shall be able to exercise its rights under the license. In that regard, should the HBI stockholders fail to approve and adopt the Merger Agreement, HBI shall have 120 days in which to repay the $750,000 principal amount plus all accrued interest. In such event, it is unlikely that HBI could locate a financing source and HBI would lose the rights to use and market the Immunotoxin in North America. See "The Merger Agreement-- Convertible Notes and "--License Agreement."

          Additional Financing Requirements and Access to Capital Funding. The operation of Medarex's business, including HBI, requires substantial capital resources. It is anticipated that Medarex's current sources of liquidity will be sufficient to meet the capital requirements of Medarex for a period of at least 36 months from the date of this Proxy Statement and Prospectus, including the anticipated additional expenses related to HBI's operations. The acceleration of the development of Medarex's products will result in an increase in the rate at which Medarex uses capital and in Medarex's rate of losses. Medarex will continue to spend substantial funds to complete research and development of its products for which Medarex is likely to require additional funds. Medarex has no established bank lines of credit or other arrangements to obtain financing. No assurance can be given that funds from operations or additional funds will be available for Medarex to finance its development on acceptable terms, if at all, in which case Medarex's business will be materially adversely affected.

          Challenges of Operating Combined Companies. Medarex's management will face a number of challenges in combining the business of HBI with Medarex with no assurance that such combination can be made successfully. The operations of Medarex are located in New Jersey and the operations of HBI are located in Texas, which presents logistical challenges in terms of consolidating operations. Medarex management has not determined the extent to which it will be able to make any consolidation, and there can be no assurance that any such
consolidation will significantly reduce costs and expenses.   Any combination of
HBI's and Medarex's businesses is not anticipated to significantly reduce competition.

          Possible Limitation on Use of Net Operating Loss Carryforwards and Certain Capitalized Costs. The Code provides for a limitation on the use of net operating loss carryforwards and the ability to deduct certain capitalized costs in the event of an ownership change. The Merger will result in HBI undergoing an ownership change, and will limit HBI's ability to utilize its net operating losses and to deduct certain capitalized research and development costs. The full effect of these limitations has not been determined. In addition, it is possible that the Merger, when included with other stock transactions of Medarex during 1995 and 1996, will result in an ownership change for Medarex. Stock transactions in 1989 and 1992 previously resulted in limitations on Medarex's net operating loss carryforwards. The effect of an ownership change as a result of the Merger has not been determined.

RISKS RELATED TO MEDAREX

          History of Operating Losses and Accumulated Deficit.   Medarex has
experienced operating losses in each year since its inception and, as of September 30, 1996, had an accumulated deficit of $29,296,940. Medarex expects its operating losses to increase at an accelerating rate over the next several years as Medarex expands and accelerates its clinical trials and product development efforts. In prior years, a significant portion of Medarex's revenues was generated from collaborative development agreements. Medarex currently has three such revenue-producing agreements, and its operating results may be adversely affected if certain required milestones are not met. There is no assurance that Medarex will be able to meet such milestones. The ability of Medarex to achieve a profitable level of operations is dependent in large part on obtaining regulatory approvals for its products, entering into agreements for product development and commercialization and making the transition to a manufacturing and marketing company, the achievement of any of which cannot be assured.

          Early Stage of Product Development. Medarex's therapeutic products are under development and no revenues have been generated from the sale thereof. In addition, Medarex has generated only minimal revenues from the sale or licensing of its research products. As of the date of this Proxy Statement and Prospectus, Medarex does not have any products in Phase III clinical trials and none of the products under development by Medarex have been approved by the FDA for sale. If Medarex's products in preclinical studies advance to the clinical stage, there can be no assurance that any positive therapeutic effects of these products will be demonstrated in clinical trials or that toxic side effects will not occur. With respect to those products which Medarex currently has in various phases of clinical studies, there can be no assurance that these products will prove to be effective or that significant toxic side effects will not occur negating the therapeutic utility, if any, of the product. Furthermore, any products which are successfully developed will be subject to various FDA regulatory requirements including, but not limited to, FDA approval prior to their commercial distribution. Such approval may take two to four years or more following submission of the requisite marketing application, if it is complete, and may never be obtained. Generally, only a small percentage of new therapeutic products developed in the laboratory is eventually approved by the FDA for commercial sale. No assurance can be given that Medarex will succeed in the development and marketing of any therapeutic products.

          Dependence on Strategic Alliances. Medarex has entered into strategic alliances relating to the research and development and sales, marketing and co-promotion of several of Medarex's potential products. Under these arrangements, Medarex has granted to its corporate partners license rights in and to certain of Medarex's potential products in exchange for the payment of license fees and commitments for additional funding in the form of additional equity purchases, research and development payments and milestone fees. Most of these payments are subject to Medarex's achieving certain milestones or to the satisfaction of Medarex's collaborators with testing results of the related product. Should these arrangements be terminated, Medarex may be required to seek additional funding from other sources and its research and product development efforts would be adversely affected.

          Patents and Proprietary Rights. Certain of the processes by which Medarex is able to produce its products are proprietary; some of these technologies are legally owned by Medarex and some are legally owned by others and licensed, either on an exclusive or a non-exclusive basis, to Medarex. Medarex believes that patent protection of materials or processes it develops and any products that may result from Medarex's and licensors' research and development efforts are important to the possible commercialization of Medarex's products. Biotechnology firms' ability to obtain patents is generally highly uncertain and involves complex legal and factual questions. To date, no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that patent applications relating to Medarex's products or technology will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. It is possible that patents issued to Medarex will be successfully challenged. In addition, companies that obtain patents claiming products or processes that are necessary for or useful to the development of Medarex's products or otherwise covering aspects of Medarex's technology can bring legal actions against Medarex claiming infringement. Litigation to establish the validity of patents, to defend against infringement claims or to assert infringement claims against others, if required, can be lengthy and expensive. There can be no assurance that Medarex will have the financial resources necessary to enforce any patent rights it may hold. Medarex may be required to obtain licenses from others to develop, manufacture or market its products. There can be no assurance that Medarex will be able to obtain such licenses on commercially reasonable terms or that the patents underlying the licenses will be valid and enforceable.

          Medarex also relies upon unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information or techniques or otherwise gain access to Medarex's proprietary technology or disclose such technology or that Medarex can meaningfully protect its rights in such unpatented proprietary technology.

          Medarex attempts and will continue to attempt to protect its proprietary materials and processes by relying on trade secret laws and nondisclosure and confidentiality agreements and exclusive licensing arrangements with its employees and certain other persons who have access to its proprietary materials or processes or who have licensing or research arrangements exclusive to Medarex, including Medarex's Scientific Founders (as defined below). Despite these protections, no assurance can be given that others will not independently develop or obtain access to such materials or processes or that Medarex's competitive position will not be adversely affected thereby. Medarex does not have confidentiality agreements with members of Medarex's Scientific Advisory Board. To the extent members of Medarex's Scientific Advisory Board have consulting arrangements with or are employed by a competitor of Medarex, Medarex could be materially adversely affected by the disclosure of its confidential information by such members of the Scientific Advisory Board.

          Dilution. As of January 24, 1997, there were outstanding (i) 1,806,600 shares of Medarex Common Stock reserved for issuance pursuant to options and warrants exercisable by 64 individuals who are present or former employees, officers, directors and consultants of Medarex, at a weighted average exercise price of $3.61 per share; and (ii) 120,474 shares of Medarex Common Stock issuable upon the exercise of certain additional warrants at an exercise price of $4.19 per share. Any exercise of such options and warrants will take place at a time when Medarex would be able, in all likelihood, to obtain funds from the sale of Medarex Common Stock at prices higher than the exercise price thereof. As a result, HBI stockholders may incur substantial dilution of their holdings of Medarex Common Stock.

          In addition, upon consummation of the Merger, the outstanding options to purchase HBI Common Stock will be converted into options to purchase up to 150,817 shares of Medarex's Common Stock at exercise prices ranging from $3.09 to $54.95 per share and the HBI Warrants will be converted into Medarex Warrants to purchase 822,924 shares of Medarex Common Stock at an exercise price of $51.54 per share.

          The exercise of all or a portion of such options and HBI Warrants may result in a significant increase in the number of shares of Medarex Common Stock that will be subject to trading on the Nasdaq, and the issuance and sale of the shares of Medarex Common Stock upon the exercise thereof may have an adverse effect on the price of the Common Stock. See "--Possible Volatility of Securities Prices."

          Future Sales of Common Stock. Of the 17,594,992 shares of Medarex Common Stock outstanding as of January 24, 1997, 3,130,263 are "restricted securities" as that term is defined in Rule 144 under the Securities Act and under certain circumstances may be sold without registration pursuant to such rule. Medarex is unable to predict the effect that sales made under Rule 144 or otherwise may have on the then prevailing market price of the Medarex Common Stock. The issuance of a significant number of additional securities, or even the possibility thereof, may depress the market price of such securities. See "--Possible Volatility of Securities Prices."

          Medarex has also filed registration statements on Form S-3 under the Securities Act relating to 1,210,888 shares of Medarex Common Stock being offered by certain selling security holders. Such shares of Medarex Common Stock are freely tradeable without restriction or further registration under the Securities Act, except for shares, if any, held by "affiliates" of Medarex which shares will be subject to resale limitations of Rule 144.

          Medarex has filed registration statements on Form S-8 under the Securities Act to register the shares of Medarex Common Stock issuable under its Amended and Restated 1987 Stock Option Plan (282,450 shares), Amended and Restated EMP Plan (451,500 shares), Amended and Restated 1991 Stock Option Plan (250,000 shares), 1992 Stock Option Plan (250,000 shares), 1994 Stock Option Plan (300,000 shares), 1995 Stock Option Plan (350,000 shares) and 1996 Stock Option Plan (350,000 shares). Upon consummation of the Merger, Medarex intends to file a registration statement on Form S-8 to register up to 145,248 shares of Medarex Common Stock issuable upon the exercise of the outstanding options to purchase HBI Common Stock. Shares issued under such plans other than shares issued to affiliates of Medarex, will be freely tradeable in the public market.

          In addition, up to 822,924 shares of Medarex's Common Stock issuable upon the exercise of the HBI Warrants assumed by Medarex under the terms of the Merger have been registered pursuant to the Registration Statement and are covered by this Proxy Statement and Prospectus. Said shares will be freely tradeable without restrictions or further registration under the Securities Act.

          Manufacturing and Marketing. Medarex has not yet commercially introduced any products, except for sales of research products to scientists.
To be successful, Medarex's therapeutic products must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. While Medarex believes its current facilities are adequate for the production of its proposed products for clinical trials, such facilities are not yet adequate for the production of any products for commercial sale. In order to manufacture its products for such purposes, Medarex will have to enhance its existing facilities and obtain requisite consents or acquire new facilities, which will require additional funds and approval by the FDA and other regulatory agencies. Medarex has no experience in large-scale manufacturing, and no assurance can be given that Medarex will be able to make the transition to commercial production successfully or achieve profitability. Although Medarex intends to market certain of its products through a direct sales force, if and when regulatory approval is obtained, it currently has no marketing or sales staff. To the extent that Medarex determines not to, or is unable to, arrange third party distribution for its products, significant additional expenditures, management resources and time will be required to develop a sales force. There can be no assurance that Medarex will be able to establish such a sales force or be successful in gaining market acceptance for its products.

          Product Liability. The clinical investigation, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against Medarex. Medarex currently has product liability insurance coverage in the amount of $5,000,000 for use of its investigational products during human clinical studies. Medarex expects to seek to obtain product liability insurance if and when its products are commercialized; however, there can be no assurance that adequate insurance coverage will be available at acceptable costs, if at all, or that a product liability claim would not materially adversely affect the business or financial condition of Medarex. Some medical centers will not participate in FDA-approved clinical studies unless a company has adequate product liability insurance.

          Dependence on Key Personnel and Attraction of Key Employees and Consultants. Medarex's success is dependent on certain key management and scientific personnel. Competition for qualified employees among biotechnology companies is intense, and the loss of key personnel, or the inability to attract and retain the additional highly skilled employees required for the expansion of Medarex's activities, could adversely affect its business. In the near future, Medarex will also need to hire additional personnel skilled in the clinical testing and regulatory process as it develops products with commercial potential. There can be no assurance that Medarex will be able to attract or retain such personnel. Medarex has obtained insurance on the lives of each of Donald L. Drakeman, President and Chief Executive Officer, and Michael A. Appelbaum, Senior Vice President - Finance and Administration, Secretary, Treasurer and Chief Financial Officer, of which Medarex is the sole beneficiary, in the amount of $2,000,000 for Dr. Drakeman and $1,000,000 for Mr. Appelbaum. Dr. Drakeman and Mr. Appelbaum are subject to certain restrictions set forth in their respective employment agreements. Medarex has experienced and expects to continue to experience a period of significant growth in the number of new employees necessary to support Medarex's business operations. Medarex's need to manage growth effectively will also require it to continue to implement and improve its operational, financial and management information systems and to train, motivate and manage its employees. Medarex's failure to manage growth effectively would have a material adverse effect on Medarex's results of operations and its ability to execute its business strategy.

          Medarex has obtained a substantial amount of its technology from the Trustees of Dartmouth College ("Dartmouth"), and Dartmouth currently maintains an equity interest in Medarex. Drs. Michael W. Fanger and Paul M. Guyre, two of Medarex's principal founders (who, together with Dr. Edward D. Ball, formerly of Dartmouth Medical School and now a faculty member at the University of Pittsburgh Medical School, are Medarex's "Scientific Founders"), are members of the faculty of Dartmouth Medical School.

          Conflicts of Interest. Medarex relies on members of its Scientific Advisory Board, which includes distinguished scientists with a wide range of experience in the research and development of biopharmaceutical products, to assist Medarex in formulating its research and development strategy. All of the members of the Scientific Advisory Board are employed other than by Medarex and may have commitments to or consulting or advisory contracts with other entities that may limit their availability to Medarex.

          Possible Volatility of Securities Prices. The market prices of securities of biotechnology companies, including Medarex, have been volatile. Various factors and events may have a significant impact on the trading prices of Medarex Common Stock, including announcements by Medarex or any of its competitors concerning testing results, the achievement of or failure to achieve certain milestones, patents, regulatory approvals, proprietary rights, arrangements with collaborative partners, technological innovations or new commercial products, public concern about the safety of biotechnology in general, or the sale or attempted sale of a large amount of Medarex Common Stock into the market. See "Comparative Market Price Data."

          Dividends. Medarex has not paid any cash dividends, and it is unlikely that Medarex will pay any dividends in the foreseeable future. Earnings, if any, will be retained in the business for further development and expansion. There can be no assurance that Medarex will ever be in the position to pay cash dividends.

          Anti-takeover Provisions. The New Jersey Shareholder Protection Act (the "NJ Protection Act") may make the acquisition of control of Medarex more difficult or expensive. Generally, the NJ Protection Act prohibits an "interested stockholder" from engaging in certain "business combinations" with the corporation for a period of five years, unless the board of directors approves the business combination prior to the date the stockholder becomes an "interested stockholder." The NJ Protection Act could discourage an acquisition attempt or other transactions in which stockholders might receive a premium over the then current market price for their Medarex Common Stock. See "Comparison of Stockholder Rights."

RISKS RELATED TO THE INDUSTRY

          Government Regulation. The research and development activities of Medarex and HBI, as well as the investigation, manufacture, labeling, distribution, marketing and sale of therapeutic products are subject to extensive and rigorous regulation, including pre-market approval, by the FDA and other state and foreign agencies. The process of obtaining FDA approval is costly and time-consuming, and there can be no assurance that any product that either Medarex or HBI may develop will be deemed to be safe and effective by the FDA and granted marketing approval. Even if marketing approvals are obtained, a product and its manufacturer are subject to continuing review, and later discovery of previously unknown problems with a product or its manufacturer may result in the imposition of restrictions on or sanctions against the product or its manufacturer, including withdrawal of products from the market and other enforcement actions. Delays in obtaining regulatory approvals may adversely affect the marketing of any of Medarex's or HBI's products and the ability of Medarex and HBI to receive product revenues and royalties.

          Governmental Reforms. Health care reform is an area of increasing national and international attention and a priority of many elected officials. Several proposals to modify the current health care system in the United States to improve access and control costs are currently being considered by both federal and state governments. Any such reform measures could adversely affect the amount of reimbursement available from governmental or private payors or could affect the ability to set prices for newly approved therapeutic products. Similar proposals are being considered by governmental officials in other significant pharmaceutical markets, including Europe. It is uncertain what proposals will be adopted or what actions governmental or private payors for health care goods and services may take in response to proposed or actual legislation in the United States or other important markets. Neither Medarex nor HBI can predict the outcome of health care reform proposals or the effect any such reforms may have on the business of either Medarex or HBI. Any such proposals, if adopted, could have a material adverse effect on Medarex or HBI.

          No Assurance of Adequate Reimbursement. The success of Medarex's and HBI's products in the United States and other significant markets will depend in part upon the extent to which a consumer will be able to obtain reimbursement for the cost of such products from government health administration authorities, private health insurers and other organizations. Uncertainty exists as to the reimbursement status of any newly approved therapeutic product. There also can be no assurance that adequate third party reimbursement by private insurers will be available for such products. Even if approved for marketing, there can be no assurance that (i) patients will have sufficient resources to pay for the therapy, (ii) governmental or private payors will provide reimbursement for such therapy, or (iii) any reimbursement policies will not adversely affect Medarex's or HBI's ability to sell its products on a profitable basis.

     Technological Change and Competition. The biotechnology industry is subject to rapid and significant technological change. Competitors of Medarex and HBI are engaged in all areas of biotechnology in the United States and abroad and are numerous and include, among others, major pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions. There can be no assurance that Medarex's and HBI's competitors will not succeed in developing technologies and products that are more effective than any which are being developed by Medarex and HBI or which would render Medarex's and HBI's technology and products obsolete or non-competitive. Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities than Medarex and HBI. In addition, many of Medarex's and HBI's competitors have significantly greater experience than Medarex and HBI in undertaking preclinical testing and clinical trials of new or improved therapeutic products and obtaining FDA and other regulatory approvals of products for use in health care. Accordingly, Medarex's and HBI's competitors may succeed in obtaining FDA approval for products more rapidly than Medarex or HBI.

                         COMPARATIVE MARKET PRICE DATA

     Medarex Common Stock has traded on Nasdaq under the symbol "MEDX" since June 20, 1991. HBI Common Stock has traded on the American Stock Exchange (the "AMEX") under the symbol "HBI" since August 2, 1993. The following table sets forth the high and low sales prices for the Medarex Common Stock on Nasdaq and for the HBI Common Stock on AMEX for the calendar quarters indicated, in each case based on published financial sources.

                                                    Medarex                    HBI
                                                  Common Stock             Common Stock
                                               -------------------   -----------------------
                                                 High        Low        High         Low
                                               ---------   -------   ---------    ----------
Fiscal Year 1994
  First Quarter..............................  $ 8   1/8   $5  3/4   $  3   1/8   $ 1  13/16
  Second Quarter.............................    7   1/4    3  7/8      2   3/8     1
  Third Quarter..............................    6   1/4    3  3/4      1   5/8     1
  Fourth Quarter.............................    4   1/4    2  1/2      2   1/2          3/4

Fiscal Year 1995
  First Quarter..............................    4   1/8    2  3/8      1  1/16          5/8
  Second Quarter.............................    6   1/2    2  3/4      1  5/16
  Third Quarter..............................    7   1/2    4  3/8          7/8          1/2
  Fourth Quarter.............................    7   1/8    6  1/2          7/8          3/8

Fiscal Year 1996
  First Quarter..............................    7   1/8    6  1/2      2  3/16         7/16
  Second Quarter.............................   12   1/4    6  1/4      2 11/16     1
  Third Quarter..............................    9          5  3/8      2                3/4
  Fourth Quarter.............................    9          6  1/4      1   3/8          5/8

Fiscal Year 1997
  First Quarter (through January 24, 1997)..     9   7/8    6  5/8      1  9/16     1

----------------

          The proposed Merger was publicly announced at the commencement of trading on December 9, 1996 after the execution of a letter of intent between Medarex and HBI. The closing sale price of a share of Medarex Common Stock on the Nasdaq on December 6, 1996 (the last trading day prior to such announcement) was $ 8 3/8, and the closing sale price of a share of HBI Common Stock on AMEX on such date was $ 15/16.

          On January 24, 1997 (the last practicable date prior to the mailing of this Proxy Statement and Prospectus), the closing sale price of a share of Medarex Common Stock on the Nasdaq was $ 9 1/8 and the closing sale price of a share of HBI Common Stock on the AMEX was $ 1 3/8.

          HBI STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE MEDAREX COMMON STOCK AND THE HBI COMMON STOCK BEFORE DECIDING HOW TO VOTE.

                                   DIVIDENDS

          Medarex has not paid any cash dividends on the Medarex Common Stock and does not anticipate paying cash dividends in the foreseeable future. Medarex intends to retain any earnings to finance the growth of Medarex. The Medarex Board of Directors will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to Medarex's earnings, financial condition, capital requirements and such other factors as the Medarex Board of Directors deems relevant. HBI has not paid any cash dividends on the HBI Common Stock and does not intend to pay any dividends prior to the Effective Time.

                                 MEDAREX, INC.
                       HOUSTON BIOTECHNOLOGY INCORPORATED

                         PROXY STATEMENT AND PROSPECTUS
                              -------------------

          This Proxy Statement and Prospectus is being furnished to holders of shares of HBI Common Stock in connection with the solicitation of proxies by the HBI Board for use at the Special Meeting. At the Special Meeting, holders of record of HBI Common Stock as of the Record Date will be requested to consider and vote upon a proposal recommended by the HBI Board to approve and adopt the Merger Agreement and the Merger pursuant to which (i) Merger Sub shall be merged with and into HBI with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex, and (ii) each share of HBI Common Stock shall be converted into the right to receive 0.182 shares of Medarex Common Stock.

          In addition, this Proxy Statement and Prospectus serves as the prospectus of Medarex under the Securities Act for the issuance of up to 1,026,245 shares of Medarex Common Stock and 822,924 Medarex Warrants issuable pursuant to the Merger Agreement as well as up to 822,924 shares of Medarex Common Stock issuable upon exercise of the Medarex Warrants.

                                SPECIAL MEETING

PURPOSE OF THE MEETING

          At the Special Meeting, the holders of HBI Common Stock will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger, and (ii) such other matters as may properly be brought before the Special Meeting.

          THE HBI BOARD UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT STOCKHOLDERS OF HBI VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER PURSUANT TO THE MERGER AGREEMENT.

          See "The Merger--Background of the Merger;--Recommendation of the HBI Board; Effects of and Reasons for the Merger."

DATE, TIME AND PLACE; RECORD DATE

          The Special Meeting is scheduled to be held at 3608 Research Forest Drive, The Woodlands, Texas, on February 27, 1997, at 10:00 a.m., local time. The HBI Board has fixed the close of business on January 24, 1997, as the Record Date. As of the Record Date, there were 5,638,707 shares of HBI Common Stock issued and outstanding.

VOTING RIGHTS

          The presence, in person or by proxy, of the holders of a majority of the aggregate issued and outstanding shares of HBI Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote by the holders of a majority of the outstanding shares of HBI Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement and the Merger. Abstentions on a specific proposal will be considered as present, but will not be counted as voting in favor of such proposal. Broker non-votes, however, will be deemed shares not entitled to vote on such matters, and therefore, will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of such matter. However, because the proposal to approve the Merger Agreement requires the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares, abstentions or broker non-votes with regard to this proposal will have the same effect as votes against the proposal. Holders of record of HBI Common Stock on the Record Date are entitled to one vote per share on each proposal to be presented to HBI stockholders at the Special Meeting. Votes at the Special Meeting will be tabulated by an Inspector of Elections appointed by HBI.

          If a stockholder attends the Special Meeting, he or she may vote by ballot. When a proxy card is returned, properly signed and dated, the shares of HBI Common Stock represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not return a signed proxy card, his or her shares of HBI Common Stock will not be voted and thus will have the effect of a vote against the Merger Agreement and the Merger. Stockholders are urged to mark the box on the proxy card to indicate how their shares of HBI Common Stock are to be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares of HBI Common Stock are to be voted, the shares of HBI Common Stock represented by the proxy card will be voted "FOR" approval and adoption of the Merger Agreement and the Merger. The proxy card also confers discretionary authority on the individuals appointed by the HBI Board and named on the proxy card to vote the shares of HBI Common Stock represented thereby on any other matter that is properly presented for action at the Special Meeting.


          THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF HBI. STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND PROSPECTUS AND TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO HBI IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                MEDAREX AND HBI
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

          The following unaudited pro forma combined condensed financial statements give effect to the Merger under the purchase method of accounting. The pro forma combined condensed financial statements are derived from and should be read in conjunction with the respective historical financial statements and the notes thereto of Medarex and HBI, which are incorporated by reference in this Proxy Statement and Prospectus. The pro forma combined condensed balance sheet combines Medarex's September 30, 1996 unaudited balance sheet with HBI's September 30, 1996 unaudited balance sheet. The pro forma combined condensed statements of operations combine Medarex's historical condensed statements of operations for the fiscal year ended December 31, 1995 and the unaudited nine months ended September 30, 1996 with the corresponding HBI historical condensed statements of operations for the fiscal year ended December 31, 1995 and the unaudited nine months ended September 30, 1996, respectively.

          The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

     In the opinion of management of Medarex, all adjustments necessary to present fairly this pro forma information have been made.

                                 MEDAREX, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                           Acquisition
                                                                            Pro Forma
                                            Medarex          HBI           Adjustments          Total
                                         -------------  -------------  -------------------  -------------

Assets
Current assets:
  Cash and cash equivalents              $ 20,013,274   $    163,674                        $ 20,176,948
  Marketable securities                    13,720,034                                         13,720,034
  Other current assets                        970,392         56,819                           1,027,211
                                         ------------   ------------                        ------------
     Total current assets                  34,703,700        220,493                          34,924,193

Property and equipment, net                 1,221,198        324,145                           1,545,343
Other assets                                2,287,234         12,113                           2,299,347
                                         ------------   ------------                        ------------
                Total assets             $ 38,212,132   $    556,751                        $ 38,768,883
                                         ============   ============                        ============

Liabilities and Stockholders' Equity
Current liabilities                      $  1,223,948   $  1,108,773   $   1,375,000(2)     $  3,707,721

Long-term debt and other long-term
  obligations                                 116,090        210,289                             326,379

Stockholders' equity:
  Common Stock                                175,883         56,387         (46,125)(2)         186,145
  Warrants                                                 3,795,725      (3,795,725)
  Capital in excess of
   par value                               65,804,521     21,847,646     (13,354,509)(2)      74,297,658
  Unrealized gain on
   securities                                 188,630                                            188,630
  Accumulated deficit                     (29,296,940)   (26,462,069)     15,821,359(3)      (39,937,650)
                                         ------------   ------------    ------------        ------------
Total stockholders' equity                 36,872,094       (762,311)     (1,375,000)         34,734,783
                                         ------------   ------------    ------------        ------------
  Total liabilities and stockholders'
   equity                                $ 38,212,132   $    556,751    $         --        $ 38,768,883
                                         ============   ============    ============        ============




         See notes to pro forma combined condensed financial statements

                                 MEDAREX, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                                                 Acquisition
                                                                                  Pro Forma
                                                       Medarex         HBI       Adjustments       Total
                                                     -----------   ------------  ------------   ------------

Contract and license revenues                        $ 1,551,191   $   925,000                  $ 2,476,191
  Other revenue                                          210,468        69,013                      279,481
                                                     -----------   -----------                  -----------
    Total revenues                                     1,761,659       994,013                    2,755,672

Costs and expenses
   Research and development                            5,559,690     1,179,757                    6,739,447
   General and administrative                          1,862,846       462,977                    2,325,823
   Other                                                  99,839            --                       99,839
                                                     -----------   -----------                  -----------
      Operating loss                                  (5,760,716)     (648,721)                  (6,409,437)

   Interest and dividend income, net                   1,086,545        15,528                    1,102,073
                                                     -----------   -----------                  -----------
      Net loss                                       $(4,674,171)  $  (633,193)                 $(5,307,364)
                                                     ===========   ===========                  ===========

Net loss per share                                   $     (0.32)                               $     (0.34)

Shares used in computation
of net loss per share                                 14,515,314                                 15,541,559




         See notes to pro forma combined condensed financial statements

                                 MEDAREX, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                           Acquisition
                                                                            Pro Forma
                                                          Medarex, Inc.        HBI         Adjustments          Total
                                                        -----------------  ------------    ------------     -------------

Contract and license revenues                          $  1,466,667        $         --                     $   1,466,667
  Other revenue                                             311,733             466,386                           778,119
                                                       ------------        ------------                     -------------
    Total revenues                                        1,778,400             466,386                         2,244,786

Costs and expenses
  Research and development                                6,442,159           2,152,390                         8,594,549
  General and administrative                              2,274,892             849,896                         3,124,788
  Acquisition of in-process technology                                                     10,640,710(3)       10,640,710
  Other                                                     123,421                  --                           123,421
                                                        -----------        ------------    ----------       -------------
    Operating loss                                       (7,062,072)         (2,535,900)   10,640,710         (20,238,682)

Interest and dividend income, net                           552,762              59,662                           612,424
                                                        -----------        ------------    ----------       -------------
  Net loss                                             $ (6,509,310)       $ (2,476,238)  $10,640,710       $ (19,626,258)
                                                       ============        ============   ===========       =============
Net loss per share                                     $      (0.69)                                        $       (1.87)

Shares used in computation
of net loss per share                                     9,456,763                                            10,483,008




         See notes to pro forma combined condensed financial statements

          NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) Medarex anticipates acquiring all of the assets and liabilities of HBI in exchange for 1,026,245 shares of Medarex Common Stock, 822,924 Medarex Warrants and 150,817 options. The total cost of the proposed acquisition is anticipated to be approximately $10.65 million, including assets acquired of $556,751, liabilities assumed of $1,319,062, estimated transaction costs of $650,000 and other estimated costs, including the consolidation of facilities and reductions in workforce of approximately $725,000. Medarex will record a charge to operations for the amount of in-process technology immediately following the consummation of the proposed acquisition.

(2) The pro forma combined condensed balance sheet includes the adjustments necessary as if the acquisition had occurred on September 30, 1996 to reflect the preliminary allocation of the cost of the proposed acquisition to the fair value of the net assets acquired, accrual of certain other acquisition-related liabilities and issuance of Medarex Common Stock as discussed in Note 1 and the elimination of HBI's equity accounts.

     These adjustments are summarized as follows:

          (a) Elimination of certain HBI equity accounts:

                    Capital stock                     $    (56,787)
                    HBI Warrants                        (3,795,725)
                    Capital in excess of par value     (21,847,646)
                    Accumulated deficit                 26,462,069

          (b) Accrual of certain acquisition related
              costs                                   $  1,375,000

          (c) Charge to operations at date of
              acquisition for in-process technology   $ 10,640,710
              (as per an independent valuation)

          (d) Issuance of Medarex Common Stock, Medarex Warrants and options as discussed in Note 1. The value of the shares has been computed based on the closing price of Medarex Common Stock on December 20, 1996 (date Merger Agreement was announced) of $7.75 per share. A value of $550,000 has been assigned to the Medarex Warrants and options.

                    Medarex Common Stock                    10,262
                    Capital in excess of par value       8,493,137

(3) The pro forma combined condensed statement of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 include all adjustments necessary to reflect the acquisition as if it had occurred on January 1, 1995.

     The pro forma adjustments are as follows for the year ended
          December 31, 1995: Charge to operations for in-process
          technology (as per an independent valuation) ........... $10,640,710

     The net loss per share and the shares in computing net loss per share for the year ended December 31, 1995 and the nine months ended September 30, 1996 are based upon the historical weighted average common shares outstanding for the respective periods adjusted to reflect, as of January 1, 1995, the issuance of up to 1,026,245 shares of Medarex Common Stock as described in Note 1. The Medarex Common Stock issuable upon the conversion of options and HBI Warrants is excluded as the effect would be anti-dilutive.

                                  THE MERGER

BACKGROUND OF THE MERGER

     Effective December 29, 1995, HBI and Santen Pharmaceutical Co., Ltd. ("Santen") entered into a license agreement covering the marketing in Japan of the Immunotoxin. Scheduled payments totaled $1,250,000 from December, 1995 through June, 1996 and $500,000 from July, 1996 through December, 1996. As noted in HBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, HBI's management anticipated that payments by Santen would fund HBI's activities into the third quarter of 1996, and that additional funds would then be required. Accordingly, HBI began seeking funds from a variety of sources and considering its financing alternatives. Such alternatives included (i) a license, sale or other disposition of the Immunotoxin or certain rights related thereto, (ii) a sale of securities in a public or private offering, (iii) a sale or other reorganization of HBI, or (iv) the combination of HBI with another entity. As noted in the HBI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996, HBI began to defer payment to certain vendors in the third quarter of 1996 and anticipated that HBI would be able to continue operations until mid-December 1996 without further funds.

     In the fourth quarter of 1995, J. Russell Denson, President and Chief Executive Officer of HBI, began discussions with Paramount Capital, Inc., a New York based investment banking firm ("Paramount"), and in June, 1996, entered into a letter of understanding for a proposed offering of units to consist of preferred stock and warrants of HBI. Negotiations on the terms of such offering continued through October 1996 at which time a Confidential Term Sheet and Subscription Agreement were substantially completed detailing an offering of units at a price per unit of $100,000 with a minimum offering of $1.5 million and a maximum offering of $7.5 million (with an over-allotment of $2.5 million). Each unit consisted of (i) 10,000 shares of preferred stock convertible into HBI Common Stock at a price of the lesser of $0.75 or 75% of the average closing bid price of the HBI Common Stock on the AMEX for the 20 consecutive trading days immediately preceding the initial closing date or any other closing date for the offering, whichever was lowest, and (ii) warrants to purchase 133,333 shares of HBI Common Stock with an exercise price equal to the conversion price for the preferred stock. HBI was required to enter into a Placement Agent Agreement and Financial Advisory Agreement with Paramount, however, the terms of these agreements were not completely negotiated. On October 1, 1996, Mr. Denson made a presentation to Paramount's sales force based on the terms of the Confidential Term Sheet and Subscription Agreement. Afterward, Paramount proposed that (i) additional technology be licensed into HBI and (ii) the HBI Board and management be restructured to enhance the offering. Discussions with Paramount continued until November 27, 1996, when such discussions were terminated.

     On October 15, 1996, Mr. Denson had an initial meeting with the CEO of InSite Vision Incorporated ("InSite") who indicated that InSite was interested in exploring a merger with HBI. After several due diligence meetings, InSite delivered an outline of a letter of intent to HBI on October 24, 1996, detailing a merger of a subsidiary of InSite with HBI. Negotiations between InSite and HBI began with respect to a preliminary agreement and plan of reorganization that would be amended and restated as a definitive agreement. Negotiations continued through December 7, 1996, and resulted in a proposed preliminary agreement that provided for (i) a loan of $400,000 upon execution of the preliminary agreement (with additional loans totaling $600,000 to be made at selected future dates) secured by a United States license for the Immunotoxin,
(ii) an exchange ratio of 0.25 shares of InSite common stock for each share of HBI Common Stock (a value of $1.23 per share at that date), (iii) the negotiation and execution of a definitive agreement by December 31, 1996, subject to completion of due diligence and the execution of lock up and voting agreements by affiliates of HBI, and (iv) several conditions to closing, including execution of employment agreements by certain employees and a waiver by Nasdaq for the issuance of InSite's common stock in the proposed merger or the successful completion of a consent solicitation to HBI Warrant holders to amend the warrant agreement governing the HBI Warrants. Upon the failure of the parties to consummate the merger and, in certain instances the failure of HBI to repay the loans within specified periods, InSite would be able to exercise its rights under the license. As of December 7, 1996, although the majority of the operative documents were negotiated, there were still several points that HBI felt required further negotiation including the exchange ratio, the conditions to the execution of the definitive agreement, the conditions to closing and the provisions of the note whereby InSite would be able to exercise rights under the license upon certain defaults.

     On October 16, 1996, Mr. Denson was contacted by a representative of Medarex who indicated that Medarex was interested in exploring a merger with HBI. After several due diligence meetings and completing its initial evaluation, Medarex delivered a letter of intent to HBI on November 20, 1996. Such letter of intent was not binding, required HBI to suspend ongoing discussions with Paramount and InSite and contemplated additional due diligence. On November 21, 1996, Mr. Denson informed the President of Medarex that HBI could not suspend other discussions without a firm letter of intent and a meaningful cash payment. After further due diligence, Medarex delivered a revised letter of intent on December 6, 1996. Negotiations continued through December 7, 1996, and resulted in a letter of intent that provided for (i) a loan of $500,000 upon execution of the letter of intent (with an additional $250,000 loan to be made on January 15, 1997) secured by a North

American license for the Immunotoxin, (ii) an exchange ratio of 0.182 shares of Medarex Common Stock for each share of HBI Common Stock (a value of $1.52 per share at that date), (iii) a ten-day period in which to negotiate a definitive agreement, and (iv) other terms substantially similar to the terms of the Merger Agreement as detailed in this Proxy Statement and Prospectus.

     The HBI Board held a meeting on December 8, 1996, to discuss Medarex, InSite and each party's respective offer, including such factors as:

     . exchange ratio and value to HBI's stockholders based on recent closing prices of each party's common stock, including certain moving stock price averages;
     . financial strength, including the ability of each party to finance itself long-term;
     .    business prospects, including the merits of each party's technology;
     .    management;
     .    ability of each party to close the transaction;
     . conditions to closing for each offer and timing of closing under each offer;
     .    risk of actual grant of license if the transaction failed to close;
          and
     . necessity to obtain a waiver from Nasdaq for the issuance of InSite's common stock in the merger or alternatively, to conduct a consent solicitation to holders of HBI Warrants.

Based on the above factors, the HBI Board concluded that Medarex's offer was superior to InSite's for HBI's stockholders. Before making a final decision, the HBI Board considered whether InSite would be willing to substantially improve its offer and the risks of not accepting Medarex's offer while further negotiations were conducted with InSite. Factors discussed included the detail of the negotiation process with InSite and InSite's express statements regarding certain salient terms of its offer that could not be improved as requested by HBI.

     HBI and Medarex executed a letter of intent on December 8, 1996, that provided for the basic terms of the Merger as detailed in this Proxy Statement and Prospectus. Upon execution of the letter of intent, Medarex loaned $500,000 to HBI secured by an exclusive, transferable, perpetual license to use, further develop, manufacture, sell and otherwise commercialize the Immunotoxin in North America.

     On December 13, 1996, InSite delivered a letter to Mr. Denson offering the same terms as had existed in the preliminary merger agreement with a change in the exchange ratio to 0.3 shares of InSite common stock for each share of HBI Common Stock (a value of $1.73 per share at that date). The HBI Board met on December 13, 1996, to discuss InSite's offer. After again discussing the factors detailed above together with a detailed comparative analysis of each party's offer based on average stock prices over various periods, the HBI Board concluded that Medarex's offer remained superior and therefore rejected InSite's revised offer.

     On December 16, 1996, the HBI Board met and unanimously approved the form of documentation for the transaction with Medarex and authorized Mr. Denson to complete the negotiations and to execute and deliver the appropriate documents and instruments. Final negotiations on the Merger Agreement continued and Medarex and HBI executed the Merger Agreement and related documents effective as of December 18, 1996.

RECOMMENDATION OF THE HBI BOARD; EFFECTS AND REASONS FOR THE MERGER

     The HBI Board believes that the terms of the Merger are fair to, and in the best interests of, HBI and its stockholders. Accordingly, the HBI Board has unanimously approved the Merger Agreement, the Merger and the transactions contemplated thereby, and recommends approval of the Merger Agreement and the Merger by HBI stockholders.

     The HBI Board believes that the Merger offers HBI stockholders the opportunity to participate in an enterprise with a broader technology portfolio and greater financial strength and that, without the Merger or similar strategic transaction, HBI would lack the critical mass, financial strength and other characteristics to maximize its potential.

     In reaching its conclusions, the HBI Board considered, among other things,
(i) the Merger Agreement, the Merger and the proposed specific terms thereof,
(ii) information concerning the financial condition, business operations and prospects of each of HBI and Medarex, (iii) historical market prices and trading information with respect to HBI Common Stock and Medarex Common Stock, (iv) the potential efficiencies, economies of scale, and other synergies that may be realized as a result of the combination of HBI's and Medarex's businesses, and
(v) the proposed structure of the Merger to permit HBI stockholders to receive shares of Medarex Common Stock.

     THE HBI BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE STOCKHOLDERS OF HBI VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

FAIRNESS OPINION

     Strategen was engaged to render to the HBI Board an opinion as to the fairness to the stockholders of HBI, from a financial point of view, of the terms of the Merger. The HBI Board selected Strategen on the basis of Strategen's experience (i) in the life sciences industry, (ii) in the evaluation of businesses and their securities in connection with transactions similar to the Merger, and (iii) with HBI for which Strategen has previously acted in an investment banking capacity by providing assistance in discussions with third parties with respect to a strategic alliance or similar arrangement for HBI.
The terms of the Merger, including the consideration to be paid to the stockholders of HBI in the Merger, was determined by negotiations between HBI and Medarex, and Strategen did not participate in such negotiations nor make any recommendations with regard thereto.

     At the December 16, 1996, meeting of the HBI Board, Strategen delivered its written opinion to the effect that the terms of the Merger are fair to the HBI stockholders from a financial point of view. The full text of the written opinion of Strategen, which sets forth certain assumptions, factors and limitations on the review undertaken, is attached as Annex A to this Proxy Statement and Prospectus and should be read carefully in its entirety. Strategen's opinion is directed only to the fairness of the terms of the Merger to the HBI stockholders from a financial point of view and is not intended to be and does not constitute a recommendation to any stockholder of HBI as to how such stockholder should vote with respect to the Merger Agreement and Merger.

     In rendering its opinion, Strategen reviewed the basic terms and conditions of the proposed documentation relating to the Merger Agreement, the Merger and the transactions contemplated thereby, and held discussions with HBI's President concerning the business, operations, financial resources and prospects of HBI and with Medarex's President concerning the business, operations, financial resources and prospects of Medarex. Strategen also reviewed (i) the reported price and trading activity for HBI Common Stock and Medarex Common Stock and compared such information to other biotechnology companies, (ii) the premiums paid and the terms of other selected biotechnology merger or acquisition transactions, and (iii) the general terms of alternative transactions proposed to HBI prior to Medarex's offer.

     HBI has paid Strategen $32,500 in consideration of the delivery of Strategen's opinion. In addition, HBI agreed to reimburse Strategen for its reasonable and verifiable out-of-pocket expenses and to indemnify Strategen against certain liabilities, including liabilities under the federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes certain of the principal federal income tax considerations associated with the Merger and the resulting conversion of HBI Common Stock into Medarex Common Stock and cash in lieu of fractional shares under the Code. As it is not feasible to describe all of the tax consequences associated with the Merger, each HBI stockholder should consult his or her tax adviser with respect to the particular tax consequences of the Merger applicable to his or her specific circumstances. The following discussion applies to HBI stockholders who hold their HBI Common Stock as capital assets and does not address the potential tax consequences applicable to HBI stockholders who are dealers in securities or who acquired their HBI Common Stock through stock option or stock purchase programs or other employee plans or otherwise as compensation, which stockholders are subject to special treatment under the Code (such as insurance companies, tax exempt organizations, financial institutions, non-resident alien individuals or foreign entities).

     The following summary is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date of this Proxy Statement and Prospectus. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to HBI, Medarex and their respective stockholders. The following discussion addresses only certain federal income tax matters and does not consider any state, local or foreign tax consequences of the Merger or other transactions described in this Proxy Statement and Prospectus.

     Neither Medarex nor HBI has requested or will request any ruling from the Internal Revenue Service ("Service") in connection with the Merger. However, the Merger has been structured with the intention that it qualify as a tax-free reorganization under Code Section 368(a). Bracewell & Patterson, L.L.P., HBI's attorneys, have delivered to HBI an opinion to the effect that (i) the Merger will be a reorganization for federal income tax purposes as defined by Code Section 368(b), (ii) HBI will be a party to the reorganization as defined under Code Section 368(b), (iii) no gain or loss will be recognized by HBI as a result of the Merger, and (iv) no gain or loss will be recognized by any HBI stockholder as a result of the Merger with respect to the conversion of HBI Common Stock into the Medarex Common Stock. Such tax opinion is subject to certain assumptions and qualifications and is based, among other things, on representations and assumptions relating to certain facts and circumstances of the Merger, including the intentions of the parties to the Merger, which assumptions have been made with the consent of HBI. Such opinion will neither be binding on the Service nor preclude it from adopting a contrary position.

     The obligation of HBI to consummate the Merger is conditioned upon the nonwithdrawal or modification of such opinion of HBI's attorneys. Although HBI's attorneys anticipate that the opinion shall not be withdrawn or modified, the Merger will not be consummated unless such condition is met or waived by HBI. HBI currently anticipates that such opinion will not be withdrawn or modified and that HBI will not be required to waive such condition to closing.

     Qualification of the Merger as a reorganization depends on compliance with certain technical requirements of federal income tax law, including, among others the requirement that a continuity of proprietary interest be maintained by the stockholders of the merged corporation. To satisfy this requirement, the stockholders of HBI must not, pursuant to a plan or intention existing at or prior to the Merger, dispose of so much of either (i) their shares of HBI Common Stock in anticipation of the Merger, or (ii) the Medarex Common Stock received pursuant to the Merger such that the holders of shares of HBI Common Stock, in the aggregate, would no longer have a significant equity interest in the HBI business being conducted by the surviving corporation after the Merger. It is the position of the Service that the continuity of interest requirement generally will be considered satisfied if the stockholders of the merged corporation receive in the aggregate (and have no plan to dispose of) stock of the acquiring corporation equal in value to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation as of the effective date of the reorganization, and a decision of the United States Supreme Court indicates that continuity of interest in the range of 40% is sufficient.

     With the exception of cash paid in lieu of fractional shares, the Merger Agreement provides that all of the consideration paid by Medarex to HBI stockholders in exchange for their HBI Common Stock pursuant to the Merger will consist of Medarex Common Stock. However, satisfaction of the continuity of proprietary interest requirement depends in part on actions that may be taken by HBI stockholders either before or after the consummation of the Merger over which neither HBI nor Medarex has any control. Accordingly, there can be no assurance that the continuity of interest requirement will be satisfied with respect to the Merger. If the continuity of interest (or any other requirement for reorganization treatment under the Code) is not satisfied, the Merger will not be treated as a tax-free reorganization and material adverse tax consequences may result to some or all of the holders of HBI Common Stock.

     Tax Consequences of Merger to HBI Stockholders. Assuming the Merger is treated as a reorganization under the Code, the following federal income tax consequences, among others, generally will apply to HBI stockholders:

     (i) except for cash received in lieu of fractional share interests, a holder of shares of HBI Common Stock who, pursuant to the Merger, exchanges such shares for Medarex Common Stock will not recognize any gain or loss upon such exchange;

     (ii) the aggregate adjusted tax basis in the shares of Medarex Common Stock received in such exchange will be equal to the aggregate adjusted tax basis of the shares of HBI Common Stock surrendered therefor (decreased by the amount of any tax basis allocable to fractional shares of Medarex Common Stock in lieu of which cash will be paid);

     (iii) each holder of HBI Common Stock who held such stock as a capital asset at the Effective Time of the Merger will include in his or her holding period for the Medarex Common Stock received in the Merger the holding period of the shares of HBI Common Stock exchanged for such shares;

     (iv) a holder of shares of HBI Common Stock who receives cash in the Merger in lieu of a fractional share interest in Medarex Common Stock will be treated as if the fractional share interest of Medarex Common Stock was distributed to such holder and then redeemed by Medarex for cash. The deemed redemption will be treated as a distribution in full payment in exchange for the fractional share interest of the Medarex Common Stock deemed received by the holder under Code Section 302(a). Accordingly, such holder will recognize a gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of HBI Common Stock allocable to the fractional share interest of Medarex Common Stock. The gain or loss will be long-term capital gain or loss provided the shares of HBI Common Stock deemed surrendered for such fractional share interest of Medarex Common Stock were held as a capital asset as of the Effective Time and for a period of more than one year; and

     (v) each holder of an HBI Warrant who, pursuant to the Merger and by operation of the warrant agreement governing such warrants, will be entitled to purchase Medarex Common Stock, will not recognize gain or loss upon such assumption. The aggregate adjusted basis of the HBI Warrants will not be affected by such assumption.

     Irrespective of the reorganization status of the Merger, a recipient of shares of Medarex Common Stock will recognize income if and to the extent any such shares are considered to be received in exchange for services or property (other than HBI Common Stock). All or a portion of such income may be taxable as ordinary income. Gain also will be recognized if and to the extent any HBI stockholder is treated as receiving (directly or indirectly) consideration other than Medarex Common Stock in exchange for his or her HBI Common Stock. Subsequent to the Merger and upon Medarex's assumption of the HBI Warrants, Medarex will offer to exchange Medarex Warrants for each HBI Warrant. The terms of the Medarex Warrants will be identical to the HBI Warrants.

     Tax Consequences to Medarex and HBI. Assuming the Merger is treated as a reorganization under the Code, generally no gain or loss will be recognized by Medarex, Merger Sub or HBI as a result of the Merger. The Merger will not have any tax consequences to Medarex stockholders.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL OF THE POTENTIAL TAX CONSEQUENCES THAT MAY OCCUR AS A RESULT OF THE MERGER. HBI STOCKHOLDERS AND HBI WARRANT HOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE MERGER, THE EXERCISE OF ANY OPTIONS TO PURCHASE HBI COMMON STOCK ASSUMED BY MEDAREX IN THE MERGER, THE EXCHANGE OF THE MEDAREX WARRANTS FOR THE HBI WARRANTS AND THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER JURISDICTION OF THE ABOVE-DESCRIBED TRANSACTIONS.

FEDERAL SECURITIES LAW MATTERS

     The issuance of Medarex Common Stock pursuant to the Merger Agreement and the issuance of the Medarex Warrants and the Medarex Common Stock issuable upon exercise of the Medarex Warrants have been registered under the Securities Act. The Medarex Common Stock and Medarex Warrants will be available for resale without restriction (i) immediately and without limitation, except for shares issued to any person who may be deemed to be an "Affiliate" (as such term is defined for purposes of Rule 145 under the Securities Act) of HBI at the time of the Special Meeting and (ii) immediately after expiration of the Restricted Period (as defined below) by the present holders of HBI Common Stock who are Affiliates of HBI and who comply with the requirements of Rule 145 (d)(1) in effecting such resales. Medarex has agreed that until the third anniversary of the Effective Time, Medarex will ensure that Rule 144 and Rule 145 remain available for Affiliates of HBI to resell their shares of Medarex Common Stock and Medarex Warrants. Persons who may be deemed to be Affiliates of HBI generally include individuals or entities that control, are controlled by, or are under common control with, HBI, and may include certain officers and directors of HBI as well as beneficial holders of 10 percent or more of HBI Common Stock.

     If the Merger is consummated, the HBI Common Stock and the HBI Warrants will no longer be traded on the AMEX and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for using the purchase method of accounting under generally accepted accounting principles. Under this method, upon the Effective Time:

     (i) the fair market value of the Medarex Common Stock to be issued to the holders of HBI's securities will be determined;

     (ii) the carrying value of the HBI assets acquired and the HBI liabilities assumed by Medarex as a result of the Merger will be adjusted to the fair value thereof at the Effective Time using available market data, then prevailing interest rates and the then anticipated maturity dates of such HBI assets and liabilities, with any such adjustments being amortized over the expected lives of such assets and liabilities;

     (iii) the value assigned to in-process technology has been determined pursuant to an independent valuation as required under generally accepted accounting principles, such in-process technology will be expensed at the Effective Time; and

     (iv) Medarex will include HBI's results of operations after the Effective Time in Medarex's consolidated statements of operations.

     Reference is made to the pro forma combined condensed balance sheet of Medarex following the Merger for an example of the purchase accounting adjustments. See "Medarex and HBI Unaudited Pro Forma Combined Condensed Financial Statements."

APPRAISAL RIGHTS

     Since both HBI and Merger Sub are Delaware corporations, the DGCL applies to whether HBI's stockholders have appraisal rights. Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation are entitled to appraisal rights. There are, however, no statutory rights of appraisal with respect to stockholders of a corporation whose shares are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders, where such stockholders receive only (a) shares of stock of the corporation surviving or resulting from the merger of consolidation or shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders or (b) cash in lieu of fractional interests therein.

     Since the HBI Common Stock is listed on AMEX and such stockholders shall receive only shares of Medarex Common Stock (which at the Effective Time will be listed on Nasdaq) or cash in lieu of fractional shares, the exceptions from the Delaware statutory right of appraisal apply to the Merger and HBI's stockholders do not have statutory rights of appraisal with respect to the Merger.

                             THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement and Prospectus as Annex B and is incorporated herein by reference.

GENERAL DESCRIPTION OF THE MERGER

     Pursuant to the Merger Agreement, Merger Sub shall be merged with and into HBI with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex. At the Effective Time, each share of HBI Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.182 shares of Medarex Common Stock. After the Effective Time, HBI Warrants and options to acquire HBI Common Stock will be exercisable into such number of shares of Medarex Common Stock equal to the number of shares of HBI Common Stock subject to such option or HBI Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and the exercise price shall be equal to the exercise price of such option or HBI Warrant immediately prior to the Effective Time divided by the Exchange Ratio. Accordingly, it is not necessary for holders of options or HBI Warrants to exercise such options or HBI Warrants prior to the Effective Time to receive the economic equivalent of the consideration to be received by holders of HBI Common Stock in the Merger. No fractional shares of Medarex Common Stock will be issued in the Merger, and holders of HBI Common Stock whose shares are converted in the Merger will be entitled to a cash payment in lieu of fractional shares of Medarex Common Stock. See "--No Fractional Shares."

     Pursuant to the Merger Agreement, the outstanding HBI Warrants currently listed for trading on AMEX, shall be assumed by Medarex as detailed above and shall be exchanged for Medarex Warrants. Medarex has applied for the listing for trading of the Medarex Warrants on Nasdaq which listing application is expected to be effective as of the Effective Time.

     Medarex Common Stock is traded on the Nasdaq under the symbol "MEDX." See "Comparison of Stockholder Rights" for a description of certain material differences between the rights of holders of Medarex Common Stock and the rights of holders of HBI Common Stock. See "Selected Information Concerning Medarex-- Description of Medarex Capital Stock" for a description of the rights, privileges and preferences of the Medarex Common Stock.

CLOSING; EFFECTIVE TIME

     The closing of the transactions contemplated by the Merger Agreement will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions to closing set forth in the Merger Agreement or at such other time as Medarex and HBI agree. The Merger will become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Delaware pursuant to the DGCL.

EXCHANGE OF STOCK CERTIFICATES AND WARRANTS

     As soon as reasonably practicable after the Effective Time, Continental Stock Transfer & Trust Company, which has been designated as the exchange agent (the "Exchange Agent") for the Merger, will mail transmittal instructions and a letter of transmittal to each holder of HBI Common Stock. The transmittal instructions and the letter of transmittal will describe the procedures to exchange certificates that prior to the Merger represented HBI Common Stock (the "Certificates") for Medarex Common Stock. HBI STOCKHOLDERS SHOULD NOT SUBMIT THEIR CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     When a HBI stockholder delivers his or her Certificates to the Exchange Agent together with a properly executed letter of transmittal and any other required documents, such Certificates will be canceled and the HBI stockholder will receive Medarex Common Stock representing the number of shares of Medarex Common Stock to which the HBI stockholder is entitled under the Merger Agreement and payment in lieu of any fractional shares of Medarex Common Stock. If any Medarex Common Stock is to be issued in a name other than that in which the corresponding Certificate is registered, it is a condition to the exchange of the Certificate that the HBI stockholder comply with applicable transfer requirements set forth in such letter of transmittal and pay any applicable transfer or other taxes.

     HBI stockholders will not be entitled to receive any dividends or other distributions on the Medarex Common Stock until the Merger has been consummated and they have exchanged their Certificates for Medarex Common Stock. Subject to applicable law, such dividends and distributions which have a record date after the Effective Time, if any, will be accumulated and, at the time a HBI stockholder surrenders his or her Certificates to the Exchange Agent, all accrued and unpaid dividends and distributions, together with any cash payments in lieu of fractional shares of Medarex Common Stock, will be paid without interest.

     As soon as reasonably practicable after the Effective Time, Medarex or the Exchange Agent shall mail transmittal instructions and a letter of transmittal to each holder of an HBI Warrant to effect the exchange of HBI Warrants for Medarex Warrants in a similar fashion as described above.

NO FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Medarex Common Stock shall be issued upon surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Medarex. Each holder of shares of HBI Common Stock exchanged pursuant to the Merger who would have been entitled to receive a fractional share of Medarex Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all shares of HBI Common Stock held at the Effective Time by such holder) would otherwise be entitled by (ii) the closing price for Medarex Common Stock on Nasdaq on the last business day immediately preceding the closing date of the Merger.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties by each of Medarex and HBI relating to, among other things (i) organization and similar corporate matters, (ii) capital structure, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the transactions contemplated thereby, (iv) the absence of violations of or conflicts with their respective charters and by-laws, any instruments or laws, and any required consents or approvals, (v) compliance with all permits, licenses, exemptions, orders and approvals of all governmental entities, including the FDA, (vi) the documents and reports required to be filed and filed by each of them with the Commission and the accuracy of the information contained therein, (vii) the accuracy of the information provided by each of them with respect to the Registration Statement and Proxy Statement and Prospectus, (viii) the absence of certain events, changes or effects, (ix) litigation and (x) the use of brokers. Medarex has made representations and warranties relating to the operations of Merger Sub. HBI has made representations and warranties relating to (i) employee representation by labor unions or employee involvements in any other organizational activity, (ii) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (iii) tax matters, (iv) intellectual property rights, (v) leases, (vi) compliance with environmental laws, (vii) effectiveness of material contracts, (viii) affiliated parties and transactions, (ix) conduct of preclinical trials in accordance with protocols filed with appropriate regulatory authorities, and (x) the opinion of Strategen. HBI's representations are made only as of the date of the Merger Agreement, while Medarex's representations are made as of that date and as of the closing of the Merger.

CERTAIN COVENANTS

     Pursuant to the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, HBI agreed to (except as permitted by the Merger Agreement or as consented to in writing by Medarex) (i) conduct its business in the ordinary course and in a manner consistent with past practice and in compliance with applicable laws, (ii) use its reasonable best efforts to preserve intact the business organization of HBI, (iii) keep available the services of present officers, employees and consultants and preserve its present relationships with its customers, suppliers and other persons with whom HBI has significant business relations, (iv) preserve and maintain in effect all of HBI's intellectual property, (v) not declare, set aside or pay any dividend or make other distributions in respect of, any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of HBI capital stock, or purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of HBI or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities, (vi) not authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants, or options to acquire any such shares, voting securities or convertible securities or any other securities or equity equivalents, (vii) except to the extent required by existing HBI employee benefit plans, not increase the compensation or benefits of any of its directors, officers or employees, except for increases in compensation which are made in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing HBI employee benefit plans, or establish, adopt, enter into or amend or terminate any HBI employee benefit plan, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, (viii) not amend the HBI Charter or the HBI By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of HBI, (ix) except as allowed by the Merger Agreement, not acquire or agree to acquire by means of merger or consolidation, or by purchasing a substantial portion of the stock or assets of any business or any corporation, partnership, joint venture, association or other business organization or division thereof, other than in the ordinary course of business consistent with past practice, (x) not sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice, (xi) except for the Convertible Notes described in the Merger Agreement and summarized below (See "--Convertible Notes"), not incur any indebtedness for borrowed money (or guarantees thereof), issue or sell any debt securities or warrants or other rights to acquire any debt securities of HBI, guarantee any debt securities of another or enter into any "keep well" agreements to maintain the financial condition of any other person, or make any loans, advances or capital contributions to, or investments in, any other person, (xii) not expend, or commit to expend funds for capital expenditures other than in accordance with current HBI capital expenditure plans in excess of $10,000 in any one transaction or series of related transactions, (xiii) not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization, (xiv) not recognize any labor union, (xv) not change any of the accounting methods, practices or principles used by HBI,
(xvi) not make any tax election or settle or compromise any income tax liability in excess of $10,000, except as permitted by the Merger Agreement, (xvii) not settle or compromise any litigation in which HBI is a defendant or settle, pay or compromise any claims not required to be paid, (xviii) not enter into any new line of business, (xix) not commence any new preclinical or clinical trials or submit any data or other materials or enter into any discussions with the FDA or any other governmental entity, or (xx) not authorize any of, or commit to agree to take any of the foregoing actions or any other action which would make any of the representations or warranties of HBI contained in the Merger Agreement untrue and incorrect.

     Pursuant to the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, the Merger Sub has agreed not to engage in any activities of any nature except as provided in, or in connection with, the transactions contemplated by the Merger Agreement.

ADDITIONAL AGREEMENTS

     Pursuant to the Merger Agreement, Medarex and HBI have agreed that (i) HBI will afford Medarex access to HBI's officers, properties, offices, plants and information as Medarex may reasonably request, (ii) Medarex and the Merger Sub will abide by the terms of the Confidentiality Agreement dated December 18, 1995 between Medarex and HBI, and (iii) HBI and Medarex will comply with all legal requirements imposed on each other with respect to the Merger and furnish information to the other party in connection with such legal requirements. HBI has agreed to use its reasonable best efforts to cause each affiliate (as defined under Rule 144 of the Securities Act for purposes of Rule 145 of the Securities Act) to execute prior to the closing date of the Merger a written agreement in the form of Exhibit 4.6 to the Merger Agreement included in Annex B attached hereto. See "The Merger--Federal Securities Law Matters." Medarex has agreed to maintain HBI's employee benefit plans and compensation for HBI's employees in a substantially similar fashion as previously maintained by HBI. Medarex has also agreed to file and maintain registration statements with the Commission after the Effective Time relating to the issuance of shares of Medarex Common Stock upon the exercise of options under the former HBI stock option plans.

NO SOLICITATIONS OF OTHER TRANSACTIONS

     The Merger Agreement provides that HBI shall not nor shall HBI authorize or permit any of its officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by HBI to, solicit, initiate, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to, a Transaction Proposal (as defined below) or enter into or maintain or continue any discussions or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal. The HBI Board may, without violating the terms of the Merger Agreement (i) furnish information to any person or entity who makes an unsolicited inquiry concerning a possible Transaction Proposal, (ii) enter into any negotiations or discussions with any person or entity that makes an unsolicited Transaction Proposal regarding that Transaction Proposal, or (iii) enter into an unsolicited Transaction Proposal if, in the case of clauses (ii) or (iii), the HBI Board determines in good faith, after advice of counsel, that
(a) the failure to do so could reasonably be deemed to be a breach of its fiduciary duties under applicable law, or (b) failing to make, withdrawing, modifying or changing a recommendation to HBI's stockholders with respect to the approval and adoption of the Merger Agreement if the HBI Board determines in good faith, after advice of counsel, that making such recommendation, or failure to withdraw, modify or change such recommendation could reasonably be deemed a breach of its fiduciary duties under applicable law. The HBI Board may, without violating the Merger Agreement, take and disclose to HBI stockholders a position with respect to any tender or exchange offer as contemplated by Rule 14e-2 under the Exchange Act, or make such other disclosures to HBI stockholders as, based upon the advice of counsel, may be required by law. HBI must immediately notify Medarex of any negotiations, requests for information or discussions with respect to a Transaction Proposal, and keep Medarex fully informed of the status and details of any such Transaction Proposal or request, subject to the fiduciary duties of the HBI Board as set forth above.

     A "Transaction Proposal" means (i) any acquisition or purchase of substantially all of the assets of, or any controlling interest in, or any debt or equity offering of, HBI or any Business Combination, as defined below, or
(ii) any proposal, plan or agreement to do any of the foregoing. A "Business Combination means (i) the acquisition by any person (other than Medarex or any of its subsidiaries) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or the formation of any group (as such term is defined for purposes of Rule 13d-5 under the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the total voting power of all then outstanding stock and other securities of HBI entitled (without regard to the occurrence of any contingency) to vote in the election of directors of HBI ("Voting Stock"); (ii) the consolidation or merger of HBI with or into any person (other than Medarex or any of its subsidiaries) in a transaction in which HBI shall not be the surviving or continuing corporation;
(iii) the merger or consolidation of any person (other than Medarex or any of its subsidiaries) with or into HBI in a transaction in which HBI is the surviving or continuing corporation but in which the shares of Voting Stock outstanding immediately prior to such transaction shall represent less than 50% of the total voting power of all Voting Stock of the surviving or continuing corporation outstanding immediately after such merger or consolidation; (iv) any sale or other transfer (including by way of dividend or distribution of assets to HBI's stockholders), in one transaction or in a series of related transactions, of all or a substantial portion of HBI's consolidated assets or business to any person (other than Medarex or any of its subsidiaries) or group; or (v) any licensing or other arrangement entered into by HBI regarding the right to use, further develop, manufacture, sell or otherwise commercialize the Immunotoxin in North America.

INSURANCE; INDEMNIFICATION

     The Merger Agreement provides that all rights to indemnification existing in favor of the present and former officers, directors, employees and agents of HBI as provided in the HBI Charter and the HBI By-Laws shall survive the Merger and continue in full force and effect without time limitation from and after the Effective Time. Further, the charter and by-laws of the surviving corporation of the Merger with respect to indemnification shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of the individuals thereunder.

CONDITIONS TO THE MERGER

     The respective obligations of Medarex and HBI to effect the Merger are subject to a number of conditions, including among others (i) the Merger Agreement shall have been approved and adopted by the affirmative vote of the holders of majority of the outstanding shares of HBI Common Stock entitled to vote thereon, (ii) the shares of Medarex Common Stock issuable in the Merger shall have been authorized for listing on the Nasdaq, upon official notice of issuance, (iii) all consents, approvals, authorizations or permits or, actions by, or filings with or notifications to any governmental entity or any third party, the failure of which to obtain or file would have a material adverse effect on the consummation of the Merger of the business of the Surviving Corporation, shall have been filed, occurred or been obtained, (iv) effectiveness of the Registration Statement, and (v) no injunction or other order, legal restraint or prohibition preventing the consummation of the Merger shall be in effect. The obligations of Medarex and Merger Sub to effect the Merger are also subject to the conditions that (i) the representations and warranties of HBI set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement except as does not have a Material Adverse Effect (as defined below), and (ii) HBI shall have performed and complied in all material respects with all of its agreements and covenants set forth in the Merger Agreement to be performed or complied with by HBI. The obligation of HBI to effect the Merger is also subject to (i) the representations and warranties of Medarex and Merger Sub set forth in the Merger Agreement shall be true and correct as of the date of the closing date of the Merger except as does not have a Material Adverse Effect (as defined below), (ii) Medarex and Merger Sub shall have performed and complied in all material respects with all of their agreements and covenants set forth in the Merger Agreement to be performed and complied with by Medarex or Merger Sub, and (iii) the opinion of counsel to HBI to the effect that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code referred to in this Proxy Statement and Prospectus shall not have been withdrawn or modified in any material respect. For the purposes of the Merger Agreement, the term "Material Adverse Effect" means with respect to Medarex or HBI, as the case may be, a material adverse change in or effect on (i) the business, prospects, results of operations or condition (financial or other) of such party, or (ii) the ability of such party to consummate any of the transactions contemplated by the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of HBI (i) by mutual consent of Medarex and HBI, (ii) by Medarex, upon any breach of any representation, warranty, covenant or agreement of HBI set forth in the Merger Agreement that, either individually or in the aggregate, would constitute grounds for Medarex to elect not to consummate the Merger due to a failure of the conditions to Medarex's obligation to close specified above, if such breach cannot be cured prior to the closing date of the Merger or has not been cured within 45 days after the date on which written notice of such breach is given by Medarex to HBI, (iii) by HBI, upon any breach of any representation, warranty, covenant or agreement of Medarex set forth in the Merger Agreement that, either individually or in the aggregate, would constitute grounds for HBI to elect not to consummate the Merger due to a failure of the conditions to HBI's obligation to close specified above, if such breach cannot be cured prior to the closing date of the Merger or has not been cured within 45 days after the date on which written notice of such breach is given by HBI to Medarex, (iv) by either

Medarex or HBI, if any permanent injunction or action by any governmental entity shall have become final and nonappealable, (v) by either Medarex or HBI, if (other than due to the willful failure of the party seeking to terminate the Merger Agreement to perform its obligations thereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated by June 30, 1997, (vi) by either Medarex or HBI, if the approval of the stockholders of HBI of the Merger Agreement and the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of HBI stockholders, (vii) by either Medarex or HBI, if (a) the HBI Board shall have approved or have recommended to the stockholders of HBI a Transaction Proposal or shall have resolved to do the foregoing, or (b) a Takeover Proposal is commenced (other than by Medarex of any of its subsidiaries of affiliates) and the HBI Board recommends that the stockholders of HBI tender their shares in such Takeover Proposal or otherwise fails to recommend that such stockholders reject such Takeover Proposal within ten business days of the commencement thereof, provided however, that in each case the Merger Agreement may only be terminated by HBI if and only to the extent that the HBI Board, after advice of independent legal counsel, determines in good faith that failure to take such action could reasonably be deemed to constitute a breach of the HBI Board's fiduciary duties under applicable law, or (viii) by Medarex, in the event of a material adverse change in the business, prospects or financial condition of HBI caused by an event, occurrence or circumstance ("Material Adverse Change") unanticipated and unknown by HBI as of the date of the Merger Agreement and arising after the date of the Merger Agreement solely from facts and circumstances not in existence as of the date of the Merger Agreement. A Material Adverse Change shall not include any matter which Medarex knows or should have known of or discovered or should have discovered in its due diligence review of HBI.

     In the event of termination of the Merger Agreement by either Medarex or HBI as described above, the Merger Agreement shall become void and there will be no liability or obligation on the part of either Medarex, HBI, Merger Sub or their respective officers or directors pursuant to the Merger Agreement, except as set forth below or unless such termination arises from a willful and material breach of the Merger Agreement.

EXPENSES AND TERMINATION FEE

     Except as set forth below, the Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

     The Merger Agreement provides that if the Merger Agreement is terminated because (i) the Merger Agreement and the Merger failed to receive the requisite vote for approval and adoption by the stockholders of HBI and at the time of such meeting there shall exist a tender offer or exchange offer for not less than a majority of the outstanding Voting Stock of HBI (a "Takeover Proposal"), or (ii) the HBI Board approved or has recommended to the stockholders a Transaction Proposal or has resolved to do the foregoing, or a Takeover Proposal is commenced and the HBI Board recommends that the stockholders of HBI tender their shares in such Takeover Proposal or has otherwise failed to recommend that such stockholders reject such Takeover Proposal within ten business days of the commencement thereof, then HBI shall pay to Medarex a fee of $750,000. Any cash payment required to be made in such circumstance shall be made within sixty days after the date that HBI enters into a definitive agreement with respect to such Transaction Proposal or the completion of any such Takeover Proposal. Termination of HBI's obligations shall not occur until such payment has been
made.   HBI further covenants and agrees that it will not enter into a definitive agreement relating to a Transaction Proposal that would require payment of such amounts unless the other party thereto unconditionally agrees in writing to assume, undertake and perform all of HBI's payment obligations under this provision and to pay any legal expenses incurred by Medarex in connection with the enforcement thereof.

     In addition, the Merger Agreement provides that if the Merger Agreement shall be terminated by Medarex due to a Material Adverse Change, Medarex shall be obligated to purchase a number of shares of HBI Common Stock having a value equal to $750,000 at a price per share of HBI Common Stock of $.9375, payable at the option of Medarex in cash or registered and freely tradeable shares of Medarex Common Stock having a market value of $750,000. In the event that Medarex elects to pay such amount in Medarex Common Stock, HBI agrees not to transfer, convey, hypothecate, sell or otherwise dispose of more than 10,000 shares of Medarex Common Stock in any five consecutive trading days.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by action taken by or on behalf of the respective boards of directors of Medarex and HBI; provided that, after approval of the Merger Agreement by the stockholders of HBI, no amendment may be made that would reduce the amount or change the type of consideration into which each share of HBI Common Stock shall be converted upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of Medarex, Merger Sub and HBI.

     At any time prior to the Effective Time, either Medarex or HBI may (i) extend the time for the performance of any of the obligations to be performed by another party, (ii) waive any inaccuracies in the representations and warranties by another party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (iii) waive compliance with any of the agreements of another party or conditions contained in the Merger Agreement.
Any such extension or waiver will only be valid if set forth in a writing signed by the party to be bound thereby.

CONVERTIBLE NOTES

     On December 9, 1996, Medarex loaned $500,000 to HBI evidenced by a Convertible Note, which note was amended and restated as of the execution of the Merger Agreement. Pursuant to the Merger Agreement, Medarex loaned an additional $250,000 to HBI on January 15, 1997, evidenced by a Convertible Note with substantially similar terms to the initial note (together, the notes are referred to as the "Notes"). Principal and interest on the Notes are subject to prepayment in whole or in part without penalty; however, HBI must give five days notice to Medarex prior to any prepayment.

     Based on the termination circumstances described under "The Merger Agreement--Termination," principal and all accrued interest on the Notes are:
(i) due and payable in 60 days after termination of the Merger Agreement by Medarex due to a breach by HBI, (ii) automatically converted into HBI Common Stock at a rate of $1.00 per share as of the date of termination of the Merger Agreement by HBI for a breach by Medarex, if an injunction preventing the Merger is final and nonappealable or if the Merger is not consummated by June 30, 1997,
(iii) due and payable in full 120 days after the termination of the Merger Agreement if the HBI stockholders do not approve the Merger Agreement at the Special Meeting; provided, however, that if a Takeover Proposal exists at the time of the Special Meeting, the principal and interest are due and payable at the time the $750,000 payment is required as detailed above in the second paragraph of "The Merger Agreement--Expenses and Termination Fee," (iv) due and payable at the time the $750,000 payment is required as detailed above in the second paragraph of "The Merger Agreement--Expenses and Termination Fee" after termination of the Merger Agreement by Medarex or HBI due to the exercise of the HBI Board's fiduciary duties, or (v) automatically converted into HBI Common Stock at a rate of $0.9375 upon termination of the Merger Agreement by Medarex for a Material Adverse Change.

     Other than as set forth above, Medarex has the right to convert the Notes into HBI Common Stock at a price of $1.00 per share at any time. The HBI Common Stock issuable upon conversion of the Notes is subject to adjustment upon certain events, including among others, a capital reorganization or reclassification of the HBI Common Stock, declaration of a stock dividend on the HBI Common Stock, the issuance of additional securities to all holders of HBI Common Stock or the distribution of assets of HBI to its stockholders. In addition, Medarex has two demand rights to require HBI to register the HBI Common Stock issued upon conversion of the Notes and has "piggyback" registration rights if HBI proposes to register any HBI Common Stock under the Securities Act for sale to the public.

LICENSE AGREEMENT

     The Notes are secured by the grant by HBI to Medarex of an exclusive, transferable, perpetual license to use, further develop, manufacture, sell and otherwise commercialize the Immunotoxin in North America. The license is held in escrow pending the payment or conversion in full of the Notes, at which time the license will be released to HBI, or the default under the Notes by HBI, at which time the license will be released to Medarex. If the Notes are not paid in full at the specified time as detailed above, Medarex shall be able to exercise its rights under the license. In that regard, should the HBI stockholders fail to approve and adopt the Merger Agreement, HBI shall have 120 days in which to arrange financing to repay the $750,000 principal amount of the Notes plus all accrued interest. If the HBI stockholders fail to vote to approve the Merger Agreement, it is unlikely that such a financing source could be located within the specified time period and therefore, HBI would lose the rights to use and market the Immunotoxin in North America.

     THE HBI BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

                    SELECTED INFORMATION CONCERNING MEDAREX

GENERAL

     Medarex is an antibody-based biopharmaceutical company developing therapeutic products for cancer, AIDS and other life threatening diseases based on proprietary technology in the field of immunology. Medarex's products are designed either to enhance and direct a specific immune response or to block or diminish an undesirable immunological activity. Medarex's broad technology platform has led to several products now in clinical trials and to three strategic alliances and has the potential to provide the foundation for new products and new strategic alliances in various therapeutic areas. At present, Medarex has six products in human clinical trials for the treatment of breast cancer, head and neck cancer, and a variety of other solid tumor cancers, leukemia and AIDS. Medarex is developing three of its products through strategic alliances with Ciba-Geigy Limited, of Basel, Switzerland ("Ciba"), Merck KgaA, of Darmstadt, Germany ("E.Merck") and Centeon L.L.C. ("Centeon"), a Delaware limited liability company formed as a joint venture of Hoechst AG and Rhone-Poulenc Rorer, Inc.

     Medarex's principal products under development are bispecific, that is, they are designed to attach to both disease targets and immune system killer cells simultaneously. This dual binding ability is essentially a target-trigger combination in which one portion of the bispecific binds to a Trigger molecule on killer cells and the other targets and binds to the tumor cell or infectious agent (a "pathogen") to be eliminated. After joining the killer cell and the tumor cell or pathogen, the bispecific triggers the killer cell's destruction of the target. Based on early clinical trial results, management believes that its Bispecifics have the potential to cause the destruction of tumors and pathogens that ordinarily might escape detection by the body's immune system.

     The Trigger portion of Medarex's Bispecific products may be linked to a variety of different targeting mechanisms, such as recombinant proteins, single chain antibodies and antibody fragments. For this reason, Medarex believes that its Bispecifics may be designed for the treatment of a wide range of cancers, viruses, bacteria and parasites. Medarex has patented the Trigger molecule and has obtained licenses to a number of targeting mechanisms.

     In May, 1995, Medarex entered into a strategic alliance with Ciba pursuant to which Ciba obtained a worldwide exclusive license to MDX-210, Medarex's Bispecific therapeutic for tumors that overexpress an antigen known as HER-2. These tumors include a significant number of breast, ovarian, prostate and other tumors. MDX-210 is currently in Phase I/II clinical trials. In 1994, Medarex entered into a collaborative arrangement with E. Merck pursuant to which Medarex is developing MDX-447 for the treatment of cancers that overexpress the epidermal growth factor receptor ("EGF-R"). Cancers in which EGF-R is overexpressed include head and neck, breast, brain, non-small cell lung and bladder tumors. MDX-447 is currently in Phase I/II clinical trials. Medarex is currently in discussions with biotechnology and pharmaceutical companies and academic institutions to establish collaborations for the creation and development of additional bispecific products. In addition, in April 1996, Medarex entered into a strategic alliance with Centeon to develop and market MDX-33, Medarex's product for the treatment of ITP, an autoimmune condition in which a person's platelets are destroyed by his own immune system. MDX-33 may diminish the triggering function on various killer cells, potentially diminishing the autoimmune activity. MDX-33 is currently in Phase I clinical trials. Medarex believes that its bispecific products may also act as therapeutic vaccines. In addition to destroying the target cells, they may stimulate the patient's own immune system to generate a further active immune response leading to the production of specific antibodies and killer cells that may cause on-going destruction of the tumor or pathogen. Research programs are also underway to develop bispecific products as tumor vaccines.

     Additional information concerning Medarex and its subsidiaries is contained in Medarex's Annual Report on Form 10-K for the year ended December 31, 1995, its Quarterly Reports for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996 and its other public filings. See "Available Information" and "Incorporation by Reference."

DESCRIPTION OF MEDAREX CAPITAL STOCK

     Medarex Common Stock. Medarex is authorized to issue 40,000,000 shares of Medarex Common Stock. As of January 24, 1997, there were 17,594,992 shares of Medarex Common Stock issued and outstanding and Medarex had approximately 360 holders of record. The transfer agent and registrar for the Medarex Common Stock is Continental Stock Transfer & Trust Company, Two Broadway, New York, New York 10004.

     Voting. Each share of Medarex Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. Since the holders of Medarex Common Stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors of Medarex and holders of the remaining shares by themselves cannot elect any directors. The holders of Medarex Common Stock do not have preemptive rights or rights to convert their Medarex Common Stock into other securities. Holders of Medarex Common Stock are entitled to receive ratably such dividends as may be declared by the Medarex Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Medarex, holders of Medarex Common Stock have the right to a ratable portion of the assets remaining after payment of liabilities. All shares of Medarex Common Stock outstanding (including the shares of Medarex Common Stock to be issued in the Merger and upon exercise of the Medarex Warrants) are, or will be upon issuance, fully paid and non-assessable.

     Medarex Preferred Stock. Medarex's authorized preferred stock consists of 2,000,000 shares, par value $1.00 per share. There are currently no shares of preferred stock issued and outstanding. Medarex's Charter grants the Medarex Board of Directors the authority to issue by resolution shares of preferred stock in one or more series and (i) to fix the number of shares constituting any such series, the voting powers, if any, designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the rate or rates at which, and the other terms and conditions on which, dividends shall be payable, (ii) whether and on what terms the shares constituting any series shall be redeemable, subject to sinking fund provisions, or convertible or exchangeable into securities of Medarex, and (iii) the liquidation preferences, if any, of such series, without further vote or action by the stockholders. For example, the Medarex Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to the Medarex Charter or any other proposed corporate action, including business combinations and other transactions. The Medarex Board of Directors currently does not contemplate the issuance of any preferred stock and is not aware of any pending or proposed transactions that would be affected by such issuance.

     Certain Special Charter and By-law Provisions. The Medarex Charter and Medarex By-Laws as in effect on the date hereof contain certain provisions that may delay, defer or prevent a change in control of Medarex. Specifically, the Board of Directors is classified. Directors are elected for three year terms with only one class of board members elected each year. In addition, the Medarex By-Laws provide that special meetings of stockholders may be called only by the President, the Chairman of the Board of Directors, the Board of Directors or by the holders of not less than 33% of the Medarex capital stock entitled to vote at such meetings.

     Furthermore, the Medarex Charter incorporates all of the provisions of the NJ Protection Act, which provides that a resident New Jersey corporation such as Medarex may not engage in certain Business Combinations with any Interested Stockholder, as such terms are defined therein, for a period of five years following the date (the "Acquisition Date") that such Interested Stockholder became the owner, directly or indirectly, of 10% or more of the voting power of Medarex, unless (i) such transaction is approved by the Medarex Board of Directors prior to the Acquisition Date, or (ii) the holders of two-thirds
(66 2/3%) of the voting stock of Medarex, excluding the shares of the Interested Stockholder, approve such transaction. The NJ Protection Act also precludes the purchase by Medarex (except as hereinafter noted) at a premium over market of any of its voting stock from an Interested Stockholder who has owned such securities for less than five years. Notwithstanding the foregoing, such a purchase would be permitted if (i) the same offer were made to all other holders of the same kind of securities, (ii) the transaction were approved by the holders of 66 2/3% of the outstanding voting stock of Medarex excluding the shares of any Interested Stockholder, or (iii) the Board of Directors of Medarex approved the transaction prior to such Interested Stockholder's Acquisition Date. The Medarex Charter does not provide for any additional anti-takeover protection other than those set forth in the NJ Protection Act. Also See "Comparison of Stockholder Rights--Stockholder Protection Legislation."

SHARES ELIGIBLE FOR FUTURE SALE

     As of January 24, 1997, Medarex had 17,594,992 shares of Common Stock outstanding, without taking into account shares of Common Stock issuable upon exercise of outstanding options and warrants. Medarex has filed registration statements on Form S-3 under the Securities Act relating to 1,210,888 shares of Common Stock being offered by certain selling security holders. Such shares of Common Stock are freely tradeable without restriction or further registration under the Securities Act, except for shares, if any, held by "affiliates" of Medarex which shares will be subject to resale limitations of Rule 144.

     Of such 17,594,992 shares of Common Stock outstanding, 3,130,263 shares (the "Restricted Shares") were issued and sold by Medarex in private transactions in reliance upon one or more exemptions contained in the Securities Act or upon the exercise of stock options. The Restricted Shares are deemed to be "restricted securities" within the meaning of Rule 144 and may be publicly sold only if registered under the Securities Act or sold pursuant to Rule 144. All of the Restricted Shares have been held for more than two years and are eligible for public sale in accordance with the requirements of Rule 144, as described below.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including persons deemed to be affiliates of Medarex, whose restricted securities have been fully paid for and held for at least two years from the later of the date of issuance by Medarex or acquisition from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about Medarex. After three years have elapsed from the later of the issuance of restricted securities by Medarex and their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

     Medarex has filed registration statements under the Securities Act on Form S-8 to register the shares of Common Stock issuable under its Amended and Restated 1987 Stock Option Plan (282,450 shares), Amended and Restated EMP Plan (451,500), Amended and Restated 1991 Stock Option Plan (250,000), 1992 Stock Option Plan (250,000 Shares), 1994 Stock Option Plan (300,000 shares), 1995 Stock Option Plan (350,000 shares) and 1996 Stock Option Plan (350,000 shares). Shares issued under such plans other than shares issued to affiliates of Medarex, will be freely tradeable in the public market. In addition, upon completion of the Merger, Medarex intends to file a registration statement under the Securities Act on Form S-8 to register up to 145,248 shares of Medarex Common Stock issuable under the outstanding HBI options assumed by Medarex. Such shares will be freely tradeable in the public market.

     In addition, up to 822,924 shares of Medarex's Common Stock issuable upon the exercise of the HBI Warrants assumed by Medarex under the terms of the Merger have been registered pursuant to the Registration Statement and are covered by this Prospectus. Said shares will be freely tradeable without restrictions or further registration under the Securities Act.

     No predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market prices prevailing from time to time. Moreover, Medarex cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend upon, among other factors, the market prices of the Common Stock and the individual circumstances of the holders thereof. Nevertheless, sales of substantial amounts of the Common Stock in the public market following the offering made hereby could have a significant adverse effect on prevailing market prices and could impair Medarex's future ability to raise capital through the sale of its equity securities. See "Risk Factors--Possible Volatility of Securities Prices."


                      SELECTED INFORMATION CONCERNING HBI

GENERAL

     HBI is engaged primarily in the research and development of monoclonal antibody and other biopharmaceutical products to prevent secondary cataract and treat glaucoma, disorders that impair or destroy human vision. HBI's principal expertise is its monoclonal antibody-based immunoconjugate technology, which involves the linking of a monoclonal antibody to another substance such as a drug or an anti-proliferative agent. HBI has no products approved for sale by the FDA and its current product candidates are not expected to generate significant revenues, if any, for a number of years.

     HBI was incorporated in Delaware in 1984 and commenced substantial operations in 1986. A total of approximately $38 million has been raised on behalf of HBI and its affiliates since 1986. To date, the majority of HBI's efforts have been directed toward development of the Immunotoxin for the prevention of secondary cataract. A Phase I human clinical trial has been completed for this product and patient enrollment in a Phase I/II human clinical trial was completed in July 1994. Interim analyses of the data from the Phase I/II clinical trial have revealed statistically significant differences in rates of lens capsule opacification between patients receiving the 50-unit dose and patients receiving the placebo at six and twelve months post cataract surgery. Patient enrollment in a Phase II human clinical study of patients requiring cataract surgery in both eyes was completed in January 1996. In addition, HBI is researching drug-conjugates to enhance the success of glaucoma filtering surgery. All other research activities were curtailed as a result of spending reduction plan implemented February 1, 1995.

     Effective December 29, 1995, HBI and Santen entered into a Codevelopment and License Agreement covering the marketing in Japan of the Immunotoxin to prevent the formation of secondary cataract. To maintain exclusive marketing rights, Santen is required to provide $7,750,000 over the next six years to support HBI's development of the Immunotoxin. Santen is responsible for development costs related to obtaining Japanese regulatory approval. Once the Immunotoxin is approved for marketing in Japan, Santen will purchase the product from HBI and will pay royalties on sales. HBI received $250,000 in November 1995 from Santen under an Option Agreement relating to the Codevelopment and License Agreement, and $1,750,000 of the $7,750,000 was paid as of December 31, 1996. It is expected that Santen will pay $1,000,000 of the $7,750,000 during 1997. Santen may elect not to make any scheduled payment, but in such event, the license may be made non-exclusive or terminated by HBI.

     During 1995 and 1996, payments made by Santen were funding HBI's activities, but such payments fell short of funding requirements beginning in the third quarter of 1996. Accordingly, HBI sought funding from a variety of sources and considered a number of financing alternatives. In connection with the Merger, Medarex has loaned HBI an aggregate of $750,000 to be used exclusively for operating expenses in the ordinary course of HBI's business.
See "The Merger--Background of the Merger" for a description of HBI's efforts to secure such financing and see "The Merger--Convertible Notes" for a description of the loans made by Medarex to HBI pursuant to the Merger Agreement.

     Additional information concerning HBI is contained in HBI's Annual Report on Form 10-K for the year ended December 31, 1995, its Quarterly Reports for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996 and its other public filings. See "Available Information" and "Incorporation by Reference."

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 24, 1997, the name of each person who, to the knowledge of HBI's management, beneficially owned more than 5% of the record shares of HBI Common Stock outstanding at such date, the number of shares owned by each such person, and the percentage of the outstanding shares represented thereby. The number of shares shown as beneficially owned is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has the sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days through the exercise of any stock option, warrant or other right.

           BENEFICIAL OWNERSHIP OF COMMON STOCK BY PRINCIPAL HOLDERS

                                                            AMOUNT AND
                   NAME AND                                 NATURE OF
                  ADDRESS OF                                BENEFICIAL                            PERCENT OF
               BENEFICIAL OWNER                             OWNERSHIP                               CLASS
               ----------------                             ----------                            -----------

LBI Group, Inc.
c/o Lehman Brothers Inc.
World Financial Center
200 Vesey Street
New York, NY  10184                                       1,017,360(1)                              16.53%

CIM Fund Managers Limited
c/o Colonial Mutual Life Assurance Society Limited
Dominican House, 4 Priory Court, Pilgrim Street
London, EC4V 6DQ England UK                                 771,600(2)                              13.68%

Victor K. Atkins, Jr.
33 Flying Point Road
Southampton, NY 11968                                       628,876(3)                              10.78%

----------------------------


(1) Includes 500,341 shares of HBI Common Stock and 517,019 immediately exercisable HBI Warrants held by LBI Group, Inc., an affiliate of Lehman Brothers Inc.

(2) Includes 316,000 shares owned by Co-op Pension Funds, 300,000 shares owned by Co-op Wholesale Society and 155,000 shares owned by Co-op Bank Pension Fund.

(3) Includes (i) 434,435 shares of HBI Common Stock, (ii) 172,441 immediately exercisable HBI Warrants; and (iii) 22,000 fully vested options to purchase shares of HBI Common Stock.

        The following table sets forth the beneficial ownership of the HBI Common Stock as of January 24, 1997, as to (i) all directors and nominees, (ii) the executive officers of HBI, and (iii) the directors and executive officers as a group. Beneficial ownership is determined in the same manner as described above.

            BENEFICIAL OWNERSHIP OF HBI COMMON STOCK BY DIRECTORS,
                   DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

                                                AMOUNT AND
                                                NATURE OF             PERCENT OF
                                                BENEFICIAL            OUTSTANDING
          NAME OF                              OWNERSHIP OF            COMMON
      BENEFICIAL OWNER                      HBI COMMON STOCK(1)         STOCK
      ----------------                      ---------------------     -----------

   J. Russell Denson.....................       234,917(2)              4.00%
   William D. Gutermuth..................        57,500(3)              1.01%
   Robert S. Lemer.......................        40,000(4)                *
   A. Douglas Peabody....................       102,132(5)              1.78%
   Donald S. Clark, Ph.D.................        90,320(6)              1.58%
   All directors and executive officers
      as a group (6 persons).............       605,994(7)              9.74%

-------------------------
*  Less than 1%

(1) Except as indicated in the footnotes to this table, the stockholders named in the table have sole voting and investment power with respect to all shares of HBI Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes (i) 300 shares of HBI Common Stock owned by family members as to which Mr. Denson disclaims beneficial ownership; (ii) 4,517 immediately exercisable HBI Warrants; (iii) 100 immediately exercisable warrants owned by a family member as to which Mr. Denson disclaims beneficial ownership;
     (iv) 215,000 fully vested options to purchase shares of HBI Common
     Stock, and (v) 12,500 options that will vest upon consummation of the Merger.

(3) Includes 45,000 fully vested options to purchase shares of HBI Common Stock and 5,000 options that will vest upon consummation of the Merger.

(4) Includes 35,000 fully vested options to purchase shares of HBI Common Stock and 5,000 options that will vest upon consummation of the Merger.

(5) Includes 13,927 immediately exercisable HBI Warrants, 75,000 fully vested options to purchase shares of HBI Common Stock and 5,000 options that will vest upon consummation of the Merger.


(6) Includes 3,220 immediately exercisable HBI Warrants, 77,730 fully vested options to purchase shares of HBI Common Stock and 7,270 options that will vest upon consummation of the Merger.

(7) Includes 22,341 immediately exercisable warrants, 518,560 fully vested options to purchase shares of HBI Common Stock and 43,940 options that will vest upon consummation of the Merger.

                       COMPARISON OF STOCKHOLDER RIGHTS

     The following is a summary of material differences between the rights of holders of Medarex Common Stock and the rights of holders of HBI Common Stock. Medarex is incorporated under the laws of the State of New Jersey and, accordingly, the rights of stockholders are governed by the Medarex Charter, the Medarex By-laws and the NJCA. HBI is incorporated under the laws of the State of Delaware and, accordingly, the rights of holders of HBI Common Stock are governed by the HBI Charter, the HBI By-laws and the DGCL. This summary does not purport to be complete and is qualified in its entirety by reference to the NJCA and the DGCL, which statutes may change from time to time, and the Medarex Charter and the Medarex By-laws, which also may be changed.

GENERAL STOCKHOLDER VOTE REQUIREMENTS

   Unless otherwise specified in a Delaware corporation's certificate of incorporation, the DGCL generally provides that an amendment to the certificate of incorporation, a sale or other disposition of all or substantially all of a corporation's assets, or a merger or consolidation of a corporation with another corporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. The Medarex Charter and the Medarex By-Laws presently do not contain a provision specifying a greater vote in such circumstances (other than as set forth below with respect to the NJ Protection Act).

   Under the DGCL, if the shares of a corporation are divided into classes, the holders of the outstanding shares of each class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation (whether or not entitled to vote thereon by the provisions of the certificate of incorporation) if the amendments increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to adversely affect them. However, the number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the stock of the corporation entitled to vote (without a class vote) if the certificate of incorporation so provides. Medarex's Charter does not provide for such increase or decrease of the number of authorized shares.

CUMULATIVE VOTING

   Under both the DGCL and the NJCA, stockholders do not have cumulative voting rights in the election of directors unless the certificate of incorporation so provides. Neither the HBI Charter nor the Medarex Charter provide for cumulative voting.

RIGHTS OF DISSENTING STOCKHOLDERS

   Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation are entitled to appraisal rights. There are, however, no statutory rights of appraisal with respect to stockholders of a corporation whose shares are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders, where such stockholders receive only (a) shares of stock of the corporation surviving or resulting from the merger of consolidation or shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders or (b) cash in lieu of fractional interests therein. Delaware law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of the corporation's assets unless the certificate of incorporation provides otherwise. Since the exceptions from the Delaware statutory right of appraisal apply to the Merger, stockholders of HBI do not have statutory rights of appraisal with respect to the Merger. See "The Merger--Appraisal Rights."

   Shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporation transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is listed on a national securities exchange, or is held of record by not less than 1,000 holders, or the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders.

STOCKHOLDERS' CONSENT TO CORPORATE ACTION

   Unless otherwise provided in the certificate of incorporation, the DGCL provides that any corporate action or authorization which requires the affirmative vote of stockholders may be taken without a meeting, if a consent in writing to such action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to approve such action.

   Except as otherwise provided by the certificate of incorporation (and Medarex's Charter presently contains no such restrictions), the NJCA permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may be effected only by unanimous written consent. Under the NJCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

PREEMPTIVE RIGHTS

   Under both the DGCL and the NJCA, stockholders have only such preemptive rights as may be provided in their respective certificates of incorporation. Neither the HBI Charter nor the Medarex Charter provide stockholders with preemptive rights.

DIVIDENDS AND OTHER DISTRIBUTIONS

   Subject to any restrictions contained in a corporation's certificate of incorporation, the DGCL generally provides that a corporation may declare and pay dividends out of surplus (defined as net assets minus stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The HBI Charter does not include any such restrictions.

   Unless there are other restrictions contained in a New Jersey corporation's certificate of incorporation (and the Medarex Charter presently contains none), the NJCA generally provides that a New Jersey corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment.

BY-LAWS

   Under the DGCL, the authority to adopt, amend, or repeal the by-laws of a Delaware corporation is held exclusively by the stockholders, unless such authority is conferred upon the board of directors in the certificate of incorporation. The HBI Charter confers this authority on both the board of directors and the stockholders and the affirmative vote of at least 66 2/3 percent of the voting power of all of the then outstanding shares of HBI Common Stock is required for such action.

   The board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's by-laws, unless such powers are reserved in the certificate of incorporation to the shareholders. The Medarex Charter does not reserve such powers to its shareholders.

DIRECTORS

   Both the HBI Charter and the Medarex Charter provide for directors to be classified into three classes, as nearly equal in number as possible, with each group to serve a three-year term. An HBI director may be removed for cause by the affirmative vote of at least 80% of the outstanding HBI Common Stock or by a majority of the HBI Board. The provisions of the HBI Charter providing for classification and removal of directors may be amended only by the affirmative vote of the holders of at least 80% of the HBI Common Stock unless such amendment is declared advisable by at least 75% of the HBI Board. There are no such restrictions on removal of directors or amendment of the classification provision in the Medarex Charter.

LIMITATIONS OF LIABILITY OF DIRECTORS AND OFFICERS

   Under the NJCA, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' or officers' liability to the corporation or its shareholders for monetary damage for breaches of their fiduciary duty of care.
A similar provision under the DGCL, applies to directors, but not officers. Both the HBI Charter and the Medarex Charter eliminate or provide for such limits to a director's liability.

   Under Delaware law, a director cannot be relieved of liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) for transactions from which such director derived an improper personal benefit.

   Under New Jersey law, a director or officer cannot be relieved from liability or otherwise indemnified for any breach of duty based upon an act or omission
(i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or
(iii) resulting in receipt by such person of an improper personal benefit.

STOCKHOLDER PROTECTION LEGISLATION

   Section 203 of the DGCL ("Section 203"), in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless
(i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 35% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as a part of dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportion of share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding common stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through its affiliates or associates, among other things, beneficially owns such stock or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such Section or which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The HBI Charter does make such an election.

   The NJ Protection Act prohibits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The NJ Protection Act prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the "stock acquisition date." After the five-year period expires, the prohibition on certain business combinations continues unless the business combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested stockholder, the business combination is approved by the board prior to the interested stockholder's stock acquisition date or certain fair price provisions are satisfied. The term "business combination" is defined to include, among others, transactions between an interested stockholder and a resident domestic corporation; a merger or consolidation; a sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the resident domestic corporation having an aggregate market value in excess of 10% or more of either the aggregate market value of all the assets of the resident domestic corporation on a consolidated basis or the aggregate market value of all the outstanding stock of that resident domestic corporation; certain transactions that would increase the interested stockholder's percentage ownership in the resident domestic corporation; and any receipt by an interested stockholder of the benefit of any loans, advances, guarantees, pledges or certain other financial benefits provided by or through the corporation. The NJ Protection Act also prohibits the interested stockholder from engaging in any of these business combinations through its "affiliates" and "associates" or by engaging in such business combinations with a subsidiary of the resident domestic corporation. The Medarex Charter provides that the NJ Protection Act shall be applicable to Medarex and such charter provision may be amended only by the affirmative vote of the holders of sixty-six and two-thirds percent of the issued and outstanding voting stock of Medarex including sixty-six and two-thirds percent of the outstanding voting stock held by persons other than "interested stockholders;" provided, however, that such provision may be amended by the affirmative vote of the holders of sixty-six and two-thirds percent of the issued and outstanding voting stock of Medarex or the approval of a majority of the Disinterested Directors (as defined in the Medarex Charter) and the holders of a majority of the issued and outstanding voting stock of Medarex.

                                 LEGAL OPINION

   The validity of the shares of Medarex Common Stock offered by this Proxy Statement and Prospectus will be passed upon for Medarex by Satterlee Stephens Burke & Burke LLP, New York, New York.

                                    EXPERTS

   The financial statements of Medarex at December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995 and the period from July 15, 1987 (inception) to December 31, 1995 appearing in the Medarex Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of HBI appearing in the HBI Annual Report on Form 10-K for each of the three years in the period ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report of said firm and upon the authority of said firm as experts in accounting and auditing. Reference is made to such report which contains an explanatory paragraph that describes the uncertainties that raise substantial doubt about HBI's ability to continue as a going concern.

                            SOLICITATION OF PROXIES

   HBI and Medarex will share equally the expenses in connection with the printing and mailing of this Proxy Statement and Prospectus. The costs of solicitation of proxies will be borne by HBI. HBI will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out of pocket expenses incurred in sending this Proxy Statement and Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of stock. HBI stockholder proxies may be solicited by directors, officers, regular employees or agents of HBI, in person, by letter or by telephone or by telegram.

   HBI will also reimburse custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of their stock in accordance with regulations of the Commission, the AMEX and the Nasdaq.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

   Portions of this Proxy Statement and Prospectus include forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although HBI and Medarex believe that the expectations reflected in such forward looking statements are based upon reasonable assumptions, they can give no assurance that their expectations will be achieved. Important factors that could cause actual results to differ materially from HBI's and Medarex's expectations are disclosed in conjunction with the forward looking statements included herein ("Cautionary Disclosures"). Subsequent written and oral forward looking statements attributable to HBI, Medarex or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Disclosures.

                             AVAILABLE INFORMATION

          HBI and Medarex are subject to the reporting requirements of the Exchange Act, and in accordance therewith, are required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected, without charge, and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Additionally, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such material may also be accessed through the Commission's Internet web site at http://www.sec.gov. Medarex Common Stock is listed and traded on the Nasdaq. Such reports, proxy statements and other information of Medarex may also be inspected at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006. HBI Common Stock is listed and traded on the AMEX. Such reports, proxy statements and other information of HBI may be inspected at the offices of the AMEX at 86 Trinity Place, New York, New York 10006. If the Merger is consummated, Medarex will continue to file reports, proxy statements and other information with the Commission pursuant to the Exchange Act, but HBI will no longer be subject to the reporting requirements of the Exchange Act.

          Medarex has filed with the Commission the Registration Statement under the Securities Act with respect to shares of Medarex Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement and Prospectus, which is filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Proxy Statement and Prospectus concerning the contents of any contract, agreement or other document referred to are summaries of the terms of such contract, agreement or other document and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees.

          A copy of HBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and HBI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, accompany this Proxy Statement and Prospectus. Such reports contain financial statements, prepared in conformity with generally accepted accounting principles, for the fiscal year ended December 31, 1995 and the fiscal quarter ended September 30, 1996, respectively, and certain other information and should be read in connection with this Proxy Statement and Prospectus.

          A copy of Medarex's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Medarex's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, accompany this Proxy Statement and Prospectus. Such reports contain financial statements, prepared in conformity with generally accepted accounting principles, for the fiscal year ended December 31, 1995 and the fiscal quarter ended September 30, 1996, respectively, and certain other information and should be read in connection with this Proxy Statement and Prospectus.

                          INCORPORATION BY REFERENCE

          THIS PROXY STATEMENT AND PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO HBI ARE AVAILABLE UPON REQUEST FROM HOUSTON BIOTECHNOLOGY INCORPORATED, 3608 RESEARCH FOREST DRIVE, THE WOODLANDS, TEXAS 77381, ATTENTION:
ANN MURRAY, TELEPHONE (713) 363-0999. DOCUMENTS RELATING TO MEDAREX ARE AVAILABLE UPON REQUEST FROM MEDAREX, INC., 1545 ROUTE 22 EAST, ANNANDALE, NEW JERSEY 08801, ATTENTION: MICHAEL A. APPLEBAUM, TELEPHONE (908) 713-6001. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY FEBRUARY 15, 1997. COPIES OF DOCUMENTS THAT ARE REQUESTED WILL BE SENT BY FIRST-CLASS MAIL, POSTAGE PAID.

          Medarex and HBI hereby undertake to provide without charge to any beneficial owner of HBI Common Stock to whom a copy of this Proxy Statement and Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to below which have been or may be incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated herein by reference. Requests for such documents should be directed to the persons indicated in the immediately preceding paragraph.

          The following HBI documents filed with the Commission (File No. 1-12210) are incorporated by reference herein:

          (i) HBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 10-K, which includes the report of independent public accountants on the financial statements included therein, said report containing an explanatory paragraph that describes the uncertainties that raise substantial doubt about HBI's ability to continue as a going concern;

          (ii) HBI's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

          (iii) HBI's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

          (iv) HBI's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996;

          (v) the portions of the Proxy Statement for the Annual Meeting of Stockholders held on June 20, 1996 that have been incorporated by reference in HBI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

          (vi) all other documents filed by HBI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and Prospectus and prior to the date of the HBI Special Meeting.

          The following Medarex documents filed with the Commission (File No. 0-19312) are incorporated by reference herein:

          (i) Medarex's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (ii) Medarex's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;

          (iii) Medarex's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

          (iv) Medarex's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996;

          (v) the portions of the Proxy Statement for the Annual Meeting of Stockholders held on May 16, 1996 that have been incorporated by reference in Medarex's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

          (vi) all other documents filed by Medarex pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and Prospectus and prior to the date of the HBI Special Meeting.

          Any statement contained in this Proxy Statement and Prospectus or in a document incorporated by reference in this Proxy Statement and Prospectus will be deemed to be modified or superseded for purposes of this Proxy Statement and Prospectus to the extent that a statement contained in this Proxy Statement and Prospectus or in any other subsequently filed document which is also incorporated by reference in this Proxy Statement and Prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement and Prospectus.

                         DATE FOR RECEIPT OF PROPOSALS

          Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, the former stockholders of HBI (as stockholders of Medarex) may present proper proposals for inclusion in Medarex's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to Medarex in a timely manner. To be so included for the 1998

Annual Meeting, stockholder proposals must be received by Medarex by December 1, 1997, and must otherwise comply with the requirements of Rule 14a-8.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          One or more representatives of Arthur Andersen LLP, independent public accountants for HBI, are expected to be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

          It is not intended that any business other than the proposals described above will be presented at the Special Meeting. With respect, however, to any other matters or proposals that may properly come before the Special Meeting, it is the intention of the persons named as proxies in any proxy solicited hereunder to vote such proxy in accordance with their best judgment.


                                BY ORDER OF THE BOARD OF DIRECTORS OF
                                HOUSTON BIOTECHNOLOGY INCORPORATED

                                /s/ J. RUSSELL DENSON
                                _____________________________________
                                J. Russell Denson
                                President

                                    ANNEX A

                               FAIRNESS OPINION

                           [LETTERHEAD OF STRATEGEN]


                                                                          [LOGO]


December 16, 1996

Board of Directors
Houston Biotechnology Incorporated
3608 Research Forest Drive
The Woodlands, TX  77381

Gentlemen:

We understand that Houston Biotechnology Incorporated ("HBI" or the "Company") is considering an acquisition proposal made by Medarex, Inc. ("Medarex"). HBI shareholders will receive 0.182 shares of Medarex common stock in exchange for each share of HBI common stock. Our firm has been asked by HBI for its opinion (the "Opinion") as to the fairness of the terms of the acquisition proposal, from a financial point of view, to the shareholders of the Company.

Strategen, L.L.C. ("Strategen") is a merchant banking firm specializing in the life sciences located in New York City engaged in the evaluation of businesses and their securities in connection with private placements, mergers and acquisitions and valuations for corporate and other purposes. Strategen has been acting in an investment banking capacity for HBI since March, 1995. Our financial advisory services for the Company have included assistance in discussions with third parties with respect to a strategic alliance or similar arrangement with the Company.

In arriving at our Opinion, Strategen reviewed the basic terms and conditions of the acquisition proposal and held discussions with HBI and Medarex senior management concerning the business, operations, financial resources and prospects for the Company. In addition, Strategen reviewed the reported price and trading activity for HBI and Medarex common shares and compared certain financial and stock market information for certain other biotechnology companies with this information. Strategen also reviewed premiums paid in selected merger and acquisition transactions involving biotechnology companies and compared the terms of this acquisition proposal with such data. In arriving at its Opinion, Strategen relied upon and assumed the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us and did not independently verify such information.

The Board of Directors
Houston Biotechnology Incorporated
December 16, 1996
        Page Two


Our advisory services and Opinion expressed herein are provided for the information of the Board of Directors of HBI in its evaluation of the acquisition proposal. Our Opinion may be published or otherwise used or referred to in documents relating to this acquisition and public reference to Strategen may be made in such documents.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion on the date hereof that the terms of the acquisition proposal are fair to the shareholders of the Company from a financial point of view.


Very truly yours,



STRATEGEN, L.L.C.

By: /s/ James B. Dwyer III
    ----------------------
    James B. Dwyer III
        Managing Director

                                    ANNEX B

                         AGREEMENT AND PLAN OF MERGER

                               ----------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                 MEDAREX, INC.,

                           MEDAREX ACQUISITION CORP.

                                      AND

                       HOUSTON BIOTECHNOLOGY INCORPORATED


                            DATED: DECEMBER 18, 1996


                               ----------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                        NUMBER
                                                                        ------
 AGREEMENT AND PLAN OF MERGER..........................................    A-1
 Article I The Merger..................................................     1
    Section 1.1  The Merger...........................................      1
    Section 1.2  Closing..............................................      1
    Section 1.3  Effective Time of the Merger.........................      1
    Section 1.4  Effects of the Merger................................      1
    Section 1.5  Certificate of Incorporation; By-Laws................      1
    Section 1.6  Directors and Officers...............................      2
 Article II Effect of the Merger on the Capital Stock of the
  Constituent Corporations; Exchange of Certificates...................     2
    Section 2.1  Effect on Capital Stock..............................      2
    Section 2.2  Exchange of Certificates.............................      3
    Section 2.3  Assumption of Options and Warrants...................      4
 Article III Representations and Warranties............................     5
    Section 3.1  Representations and Warranties of the Company........      5
    Section 3.2  Representations and Warranties of Parent and Merger
                 Sub..................................................     12
 Article IV Conduct of Business Pending the Merger; Other Covenants....    16
    Section 4.1  Conduct of Business of the Company Pending the
                 Merger...............................................     16
    Section 4.2  Conduct of Business of Merger Sub....................     17
    Section 4.3  Stockholders' Meeting................................     17
    Section 4.4  Preparation of Form S-4 and the Proxy
                 Statement/Prospectus.................................     18
    Section 4.5  Access to Information; Confidentiality...............     18
    Section 4.6  Affiliates...........................................     18
    Section 4.7  No Solicitation......................................     18
    Section 4.8  Employee Benefits Matters............................     19
    Section 4.9  Directors' and Officers' Indemnification and
                 Insurance............................................     20
    Section 4.10 Further Action; Reasonable Best Efforts..............     20
    Section 4.11 Notification of Certain Matters......................     20
    Section 4.12 Public Announcements.................................     20
    Section 4.13 Tax Free Reorganization Treatment....................     21
    Section 4.14 Rule 144 Information.................................     21
    Section 4.15 Loan to Company......................................     21
 Article V Conditions of Merger........................................    21
    Section 5.1  Conditions to Obligation of Each Party to Effect the
                 Merger...............................................     21
    Section 5.2  Conditions to Obligations of Parent and Merger Sub...     21
    Section 5.3  Conditions to Obligations of the Company.............     22
 Article VI Termination, Amendment and Waiver..........................    22
    Section 6.1  Termination..........................................     22
    Section 6.2  Effect of Termination................................     23
    Section 6.3  Fees and Expenses....................................     23
    Section 6.4  Amendment............................................     24
    Section 6.5  Waiver...............................................     25

Article VII General Provisions............................................. 25
  Section 7.1  Non-Survival of Representations, Warranties and Agreements.. 25
  Section 7.2  Notices..................................................... 25
  Section 7.3  Certain Definitions......................................... 26
  Section 7.4  Severability................................................ 26
  Section 7.5  Entire Agreement; Assignment................................ 27
  Section 7.6  Parties in Interest......................................... 27
  Section 7.7  Governing Law............................................... 27
  Section 7.8  Consent to Jurisdiction..................................... 27
  Section 7.9  Headings.................................................... 27
  Section 7.10 Counterparts................................................ 27

EXHIBITS

  1.3 Certificate of Merger
  4.6 Affiliates Letter

          TERM                                                      PAGE NUMBER
          ----                                                      -----------
"Additional Loan"..................................................      21
"Agreement"........................................................       1
"Business Combination".............................................      24
"Certificate of Merger"............................................       1
"Certificates".....................................................       3
"Closing"..........................................................       1
"Closing Date".....................................................       1
"Code".............................................................       1
"Company"..........................................................       1
"Company By-laws"..................................................       2
"Company Certificate of Incorporation".............................       2
"Company Common Stock".............................................       2
"Company Non-Plan Options".........................................       5
"Company Options"..................................................       4
"Company Plans"....................................................       9
"Company Preferred Stock"..........................................       5
"Company Securities"...............................................       6
"Company Warrants".................................................       4
"Confidentiality Agreement"........................................      18
"Consents".........................................................      21
"Convertible Note".................................................       6
"DGCL".............................................................       1
"Effective Time"...................................................       1
"Environmental Laws"...............................................      12
"ERISA"............................................................       9
"Exchange Act".....................................................       7
"Exchange Agent"...................................................       3
"Exchange Fund"....................................................       3
"Exchange Ratio"...................................................       2
"FDA"..............................................................       7
"Form S-4".........................................................       7
"Fractional Share Payment".........................................       2
"Governmental Entity"..............................................       7
"Hazardous Substance"..............................................      12
"Indemnified Parties"..............................................      20
"Intellectual Property"............................................      11
"License Agreement"................................................      21
"Material Adverse Change"..........................................      23
"Material Adverse Effect" (For the Company)........................       5
"Material Adverse Effect" (For Parent and Merger Sub)..............      13
"Merger"...........................................................       1
"Merger Consideration".............................................       2
"Merger Sub".......................................................       1
"NASD".............................................................      14
"NASDAQ"...........................................................       2
"Notes"............................................................       6
"Parent"...........................................................       1
"Parent Common Shares".............................................       2
"Parent Preferred Shares"..........................................      13
"Parent SEC Reports"...............................................      14
"Plans"............................................................       4

          TERM                                                      PAGE NUMBER
          ----                                                      -----------
"Proxy Statement/Prospectus".......................................       7
"Purchase Price"...................................................      24
"Requisite Regulatory Approvals"...................................      21
"Returns"..........................................................      10
"Representatives"..................................................      18
"SEC"..............................................................       7
"SEC Reports"......................................................       7
"Securities Act"...................................................       7
"Specified Contracts"..............................................      12
"Stockholder's Meeting"............................................      17
"Surviving Corporation"............................................       1
"Takeover Proposal"................................................      23
"Tax"..............................................................      11
"Transaction Proposal".............................................      19
"Voting Stock".....................................................      24
"1996 10-Q's"......................................................       7

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated December 18, 1996 (the "Agreement"), among Medarex, Inc., a New Jersey corporation (the "Parent"), Medarex Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Houston Biotechnology Incorporated, a Delaware corporation (the "Company").

  WHEREAS, the Board of Directors of the Company, Parent and Merger Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein in which the Merger Sub will merge with and into the Company with the Company being the surviving corporation in the Merger (the "Merger"), thereby becoming a direct wholly-owned subsidiary of Parent.

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in
Section 1.3 below), the Merger Sub shall be merged with and into the Company. Upon the Effective Time, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the name Houston Biotechnology Incorporated.

  Section 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article V, other than those conditions which by their terms are to be satisfied at the Closing (the "Closing Date"), at the offices of Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, New York, New York 10169, unless another date, time or place is agreed to in writing by the parties.

  Section 1.3 Effective Time of the Merger. As soon as practicable after the satisfaction of or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") in substantially the form attached hereto as Exhibit 1.3 with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

  Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL.

  Section 1.5 Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Restated Certificate of Incorporation, as amended, of the

Company, as in effect immediately prior to the Effective Time (the "Company Certificate of Incorporation"), as amended by the Certificate of Merger.

  (b) At the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company, as in effect immediately prior to the Effective Time (the "Company By-laws"), until thereafter amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by law.

  Section 1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

                                  ARTICLE II

  Effect of the Merger on the Capital Stock of the Constituent Corporations;
                           Exchange of Certificates

  Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), or any shares of capital stock of Merger Sub:

    (a) Common Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued, outstanding and unchanged as validly issued, fully paid and nonassessable shares of Common Stock of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation as of the Effective Time;

    (b) Conversion of Company Common Stock. Except as otherwise provided herein and subject to Section 2.1(c), each issued and outstanding share of Company Common Stock shall be converted into the (the "Merger Consideration") right to receive from Parent 0.182 of a share of Parent common stock, $.01 par value per share (the "Parent Common Shares") (said
  0.182 hereinafter the "Exchange Ratio"). If Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination of shares or similar transaction between the date of this Agreement and the Effective Time, the Exchange Ratio set forth herein shall be appropriately adjusted for purposes of this Section 2.1(b).

    (c) No Fractional Shares. (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a shareholder of Parent.

      (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Common Share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) shall receive, in lieu thereof, an amount in cash ("Fractional Share Payment") (payable in dollars, without interest) equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a Parent Common Share on The Nasdaq National Market ("NASDAQ") on the last business day immediately preceding the Closing Date.

    (d) Cancellation and Retirement of Common Stock. As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any Fractional Share Payment.

    (e) Prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 3.1(e)(ii)), Parent shall appoint Continental Stock Transfer & Trust Company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration and any Fractional Share Payment.

  Section 2.2 Exchange of Certificates.

  (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, the estimated aggregate Fractional Share Payment (the "Exchange Fund") and will authorize the Exchange Agent to issue Parent Common Shares constituting the Merger Consideration, for exchange in accordance with this
Article II. Parent shall deposit with the Exchange Agent any additional funds in excess of the Exchange Fund necessary to pay any Fractional Share Payment required to be paid under this Agreement.

  (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate(s) and payment therefor. Upon surrender to the Exchange Agent of such Certificates, together with such letter of transmittal duly executed, and acceptance thereof by the Exchange Agent, the holder of a Certificate shall be entitled to a certificate or certificates representing the number of full Parent Common Shares and the Fractional Share Payment, if any, into which the Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose in order to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the certificate or certificates for Parent Common Shares and Fractional Share Payment as hereinabove provided. If any certificate for such Parent Common Shares is to be issued to a person other than the registered holder of a Certificate surrendered for exchange, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares in a name other than that of the registered holder of the Certificate(s) surrendered, or establish to the satisfaction of parent or the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and Fractional Share Payment, if any, as contemplated by Section 2.1. No interest will be paid or will accrue on any Fractional Share Payment.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares issuable in respect thereof and no Fractional Share Payment shall be paid to any such holder until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate, without interest, the amount of any Fractional Share Payment to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Certificate.

  (d) No Further Ownership Rights in Company Common Stock. All Parent Common Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any Fractional

Share Payment) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock heretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Parent Common Shares, any Fractional Share Payment and any dividends or distributions with respect to Parent Common Shares to which such holders may be entitled.

  (f) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Parent Common Shares (or dividends or distributions with respect thereto) or Fractional Share Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Parent Common Shares, any Fractional Share Payment or any dividends or distributions with respect to Parent Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(e)(ii)), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto other than the holder of such Certificate as specified in
Section 2.2(e).

  Section 2.3 Assumption of Options and Warrants. (a) As of the Effective Time, Parent shall assume each option to purchase shares of Company Common Stock ("Company Options") outstanding at the Effective Time under the Company's 1992 Subordinated Stock Option Plan, 1994 Replacement Stock Option Plan and 1994A Stock Option Plan (the "Plans") and each Company Option shall thereafter be exercisable for a number of shares of Parent Common Shares equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The exercise price per share of Parent Company Shares for such Company Options shall be the exercise price per share under such Company Option divided by the Exchange Ratio, rounded to the nearest $.01, all in accordance with Section 425(a) of the Code and the regulations promulgated thereunder, without regard to whether the Company Option qualifies as an incentive stock option with the meaning of Section 422A of the Code, although an assumed Company Option is intended to be an incentive stock option if the Company Option so qualifies. At the Effective Time, Parent shall also assume all of the Company's obligations under the Plans. Parent shall take all corporate and other action necessary to reserve and make available sufficient shares of Parent Common Shares for issuance upon exercise of all such Company Options and shall prepare and file with the SEC as promptly as practical after the Effective Time the appropriate registration statements relating to the issuance of such shares upon exercise of such options and maintain the effectiveness of such registration statements.

  (b) As of the Effective Time, Parent shall assume each of the outstanding warrants to purchase an aggregate of 4,521,558 shares of Company Common Stock outstanding at the Effective Time (the "Company Warrants"), and each Company Warrant shall entitle the holder thereof to purchase the number of shares of Parent Common Shares equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio and the exercise price per share of Parent Company Shares pursuant to such Company Warrant shall be the exercise price per Company Common Share under such Company Warrant divided by the Exchange Ratio, rounded to the nearest $.01. Parent will take all corporate and other action necessary to reserve and make available sufficient shares of Parent Common Stock for issuance upon exercise of such Company Warrants. At the Effective Time, Parent shall assume all of the Company's obligations under the warrant agreement under which the Company Warrants were issued and shall use its best efforts to comply with the terms of such warrant agreement with respect to causing such Company Warrants to be listed on NASDAQ as of the Effective Time.

  (c) As of the Effective Time, Parent shall assume the options to purchase an aggregate of 30,600 shares of Company Common Stock issued in favor of Dr. David W. Parke, INCO Venture Capital, Louis Rose and The Woodlands Corporation (the "Company Non-Plan Options"). Each Company Non-Plan Option shall thereafter be exercisable for a number of shares of Parent Common Shares equal to the number of shares of Company Common Stock subject to such Company Non-Plan Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The exercise price per share of Parent Common Shares for such Company Non-Plan Options shall be the exercise price per share under such Company Non-Plan Option divided by the Exchange Ratio, rounded to the nearest $.01. At the Effective Time, Parent shall also assume all of the Company's obligations under the agreements containing the Company Non-Plan Options. Parent shall take all corporate and other action necessary to reserve and make available sufficient shares of Parent Common Shares for issuance upon exercise of all such Company Non-Plan Options.

                                  ARTICLE III

                        Representations and Warranties

  Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

    (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has no subsidiaries.

  When used with respect to the Company, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, prospects, results of operations or condition (financial or other) of the Company or (ii) the ability of the Company to consummate any of the transactions contemplated hereby.

    (b) Company Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Company Certificate of Incorporation and the Company By-Laws. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company By-Laws.

    (c) Capitalization. The authorized capital stock of the Company consists of 40 million shares of Company Common Stock and 15 million shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 5,638,707 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of the preemptive (or similar) rights of any stockholder of the Company; (ii) no shares of preferred stock were issued and outstanding; (iii) no shares of Company Common Stock were held in the treasury of the Company; (iv) 876,814 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Options issued pursuant to the Plans; (v) 4,521,558 shares of Company Common Stock were reserved for issuance and issuable upon exercise of Company Warrants and payment of the applicable exercise price;
  (vi) 30,600 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Non-Plan Options; and (vii) up to 800,000 shares of Company Common Stock plus such number of shares to be issued upon the conversion of any accrued interest were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of the Convertible Note dated the date hereof issued by the Company to Parent (the "Convertible Note") or the Additional Note (as defined herein) to be issued by the Company to Parent pursuant to Section 4.15 hereof (the Convertible Note and the Additional Note are sometimes hereinafter collectively referred to as the "Notes"). Since November 30, 1996, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Company Options or upon the exercise of Company Warrants. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company; and (iii) no options, calls, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company (collectively, "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise). The Company does not own any equity securities of any corporation, partnership, trust, company or other corporate entity.

    (d) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of this Agreement and the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

    (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by the Company does not (A) conflict with or violate the Company Certificate of Incorporation or Company By-Laws; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchises, or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      (ii) The execution delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality (a "Governmental Entity"), or any third party to any agreement, contract, license or other instrument or obligation to which the Company is a party, except for (A) the filing with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange of (1) a registration statement on Form S-4 (the "Form S-4") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of Parent Common Shares in the Merger and pursuant to which the Company Warrants, as converted and assumed, shall be registered, including therein a combined proxy statement and prospectus as amended or supplemented from time to time, (the "Proxy Statement/Prospectus") and (2) such other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith; (B) consents, authorizations, approvals or filings pursuant to the applicable provisions of federal and state securities laws; (C) applicable filings under state anti-takeover laws, if any; (D) the filing and recordation of the Certificate of Merger as required by the DGCL; and (E) such consents, approvals, authorizations or permits of, actions by or notifications to a Governmental Entity or third party the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not conduct business in, nor is it otherwise subject to the laws of, any jurisdiction outside the United States as it relates to this Agreement and the consummation of the Merger and other transactions contemplated hereby and the Company makes no representation or warranty with respect to any consent, approval, authorization or permit of, action by, filing with or notification to any non-United States Governmental Entity that may be required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

    (f) Compliance. (i) The Company holds, and is in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities, including the Food and Drug Administration ("FDA") and U.S. Department of Health and Human Services, and committees thereof, necessary for the operation of the business of the Company, except to the extent the failure to so hold or comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval.

      (ii) Since January 1, 1991, neither the Company nor, to the best knowledge of the Company, any of its respective executive officers, directors or employees has been the subject of any investigation or order of any Governmental Entity arising under applicable laws, and to the best knowledge of the Company, no such investigation or order is pending or threatened, except for such investigations or orders, including those pending or threatened, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    (g) SEC Filings; Financial Statements. (i) The Company has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1993, pursuant to Sections 12(b), 12(g), 13, 14 or 15(d) of the Exchange Act (collectively, the "SEC Reports"), each of which complied in all material respect with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as in effect on the date so filed. The Company has delivered to Parent, in the form filed with the SEC (including any amendments thereto) copies of (A) its Annual Report on Form 10-K for each of the three fiscal years ended December 31, 1993, 1994 and 1995, and the Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, September 30, 1996 (the "1996 10-Q's"); (B) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1993; and (C) all other SEC Reports or registration statements filed by the Company with the SEC since January 1, 1993. None of such forms, reports or documents (including any financial statements or schedules included or incorporated by reference therein) filed by the Company contained, when filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each of the audited and unaudited consolidated financial statements of the Company (including, in each case, any related notes thereto) included in its SEC Reports complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

      (iii) Except as and to the extent set forth on the balance sheet of the Company at December 31, 1995, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1995, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (h) Information Supplied. None of the information supplied or to be supplied by the Company in writing or otherwise approved in writing by the Company for inclusion in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
  (ii) the Proxy Statement/Prospectus will not, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting (as defined herein), contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

    (i) Absence of Certain Changes or Events. Since January 1, 1996, except as disclosed in the SEC Reports filed since that date, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date except as disclosed in the SEC Reports or in the ordinary course of business and consistent with past practice, there has not been (A) any change, event or development in or affecting the Company that constitutes or would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect (provided that for the purposes of this clause (A) changes caused by changes in stock market conditions in the United States that generally affect companies in the biotechnology industry shall not be deemed to constitute a Material Adverse Effect); (B) any change by the Company in its accounting methods or principles except as recommended by the Company's independent accountants prior to such change; (C) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company; (D) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers above the rank of Vice President of the Company, except for increases in base compensation and annual cash bonuses; or (E) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 4.1 hereof.

  Except as otherwise disclosed in the SEC Reports or in this Agreement or the Disclosure Schedule, as of the date hereof the Company does not know or have reason to know of any facts or circumstances or of any change, event or development in or affecting the Company that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

    (j) Absence of Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, before any court, arbitrator or other Governmental Entity, domestic or foreign, that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or to delay or prevent the consummation of the transactions contemplated hereby beyond June 30, 1997. Neither the Company nor any of its properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on the Company or which would prevent or delay the consummation of the transactions contemplated hereby beyond June 30, 1997.

    (k) Labor Matters. The Company is not a party to any collective bargaining agreement. Since January 1, 1996, the Company has not (i) had any employee strikes, work stoppages, slowdowns or lockouts; (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining; or (ii) become aware of any efforts to organize employees of the Company into a collective bargaining unit.

    (l) Employee Benefit Plans. (i) Section 3.1(l) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multi-employer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement), whether formal or informal, legally binding or not, under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."

      (ii) Except as set forth in Section 3.1(l) of the Disclosure Schedule, with respect to each Company Plan, the Company has delivered, or made available, to the Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description or any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the three most recent years
    (I) the Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to auditor's request for information.

      (iii) (A) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in all material respects in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter or has filed a timely request for a determination letter as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims

    (other than routine claims for benefits in the ordinary course) are pending or threatened, no facts or circumstances exist which, to the knowledge of the Company, would give rise to any such actions, suits or claims, except for such action, suits or claims the effects of which would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and the Company will promptly notify Parent of any pending or threatened claims arising between the date hereof and the Closing Date; (D) neither the Company nor to the knowledge of the Company any other party has engaged in a prohibited transaction, as such term is defined under Code section 4975 or ERISA section 406, which would subject the Company or Parent to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i) that is reasonably likely to result in material liability; (E) no event has occurred and no condition exists that would subject the Company to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to, the taxes imposed by Code sections 4971, 4972, 4977, 4979, 4980B, 4976(a) or the fine imposed by ERISA section 502(c) that is reasonably likely to result in a material liability to the Company; (F) all insurance premiums required to be paid with respect to Company Plans as of the date hereof have been or will be paid prior thereto;
    (G) all contributions required to be made prior to the date hereof under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be made; and
    (H) no Company Plan provides for an increase in benefits on or after the date hereof.

      (iv) No Company Plan is, or has ever been, subject to Title IV of ERISA and, except as set forth in Section 3.1(l) of the Disclosure Schedule, there are no unfunded Company Plans under which benefits are payable presently, or in the future, to present or former employees of the Company.

      (v) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements in all material respects, and the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be exempt from taxation within the meaning of Code section 501(c)(9).

      (vi) Except as set forth on Section 3.1(l) of the Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transactions contemplated by this Agreement, whether or not such payments would constitute a parachute payment within the meaning of Code section 280G.

    (m) Tax Matters. (i) Except as set forth in the SEC Reports filed prior to the date of this Agreement or except as set forth in Section 3.1(m) of the Disclosure Schedule, (A) the Company has filed, been included in or sent, all returns, declarations and reports and information returns and statements required to be filed or sent by the Company relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company (collectively, "Returns"); (B) as of the time of filing, the Returns were correct in all material respects; (C) the Company has timely paid or made provision for all Taxes that have been shown as due and payable on the Returns that have been filed; (D) the Company has made or will make provisions for all Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (E) the charges, accruals and reserves for Taxes reflected on the books of the Company are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company in respect of periods prior to the date hereof; (F) the Company is not delinquent in the payment of any Taxes nor has requested any extensions of time within which to file or send any Return, which Return has not since been filed or sent; (G) no deficiency for any Taxes has been proposed, asserted or assessed, in writing, against the Company other than those Taxes being contested in good faith by appropriate proceedings (if necessary, Section 3.1(m) of the Disclosure Schedule shall set forth the nature of the proceedings, the type of return, the deficiencies proposed, asserted or assessed and the amount hereof, and the taxable year in question); (H) the Company has not granted any extension of the limitation period applicable to any Tax claims other than those Taxes being contested in good faith by appropriate proceedings; (I) the Company is not subject to liability for Taxes of any person; (J) the Company is not and has not been a party to any tax sharing agreement; and (K) the Company is not or has not been a party to any nexus or allocation agreements with any State of the United States.

      (ii) "Tax" means with respect to any person (A) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added, windfall profits, custom duty or other tax, capital stock, social security (or similar), unemployment, disability, transfer, alternative or add-on minimum, estimated or other governmental assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (B) any liability of the Company or any subsidiary for the payment of any amount of the type described in clause (A) as a result of being a member of an affiliated or combined group.

    (n) Intellectual Property. (i) The Company owns, is licensed or otherwise possesses legally enforceable rights to use (in each case, free and clear of any liens or encumbrances of any kind), the patents, know-how, trademarks, service marks, brand names and computer software and any applications for such patents, know-how, trademarks, tradenames, service marks and brand names, computer software or other intellectual property and proprietary rights used in or necessary for the conduct of its business as currently conducted (collectively, "Intellectual Property"). The Intellectual Property filed with the United States Patent and Trademark Office is listed in Section 3.1(n) of the Disclosure Schedule. Each license or other agreement relating to Intellectual Property to which the Company is a party has been complied with by the Company in all material respects and is in full force and effect; (ii) the Company has not licensed or otherwise granted to others any rights to use any such Intellectual Property except as contemplated by this Agreement, the Notes and the License Agreement (as defined below) or as set forth in Section 3.1(n) of the Disclosure Schedule; (iii) to the best of the Company's knowledge and except as set forth in Section 3.1(n) of the Disclosure Schedule, the use of such Intellectual Property by the Company does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company acquired the right to use such Intellectual Property; and (iv) to the knowledge of the Company and except as set forth in Section 3.1(n) of the Disclosure Schedule, no person is challenging, infringing on or otherwise violating any right of the Company with respect to such Intellectual Property. To the Company's knowledge, all such patents, trademarks, service marks, and copyrights held by the Company or licensed by the Company are valid and subsisting. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, be in breach of any license, sublicense or other agreement, relating to the Intellectual Property or any third party right to such Intellectual Property except for such breaches that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

    (o) Title to Properties; Liens and Encumbrances. Section 3.1(o) of the Disclosure Schedule sets forth a complete and accurate list of all real properties leased by the Company. Except as set forth in Section 3.1(o) of the Disclosure Schedule and except for such defects in the title as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has valid leasehold interests in its respective real properties and has valid title to all of its respective other properties and assets (except for leased properties and assets, in which case the Company has a valid leasehold interest therein), subject only to (i) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) liens securing indebtedness of the Company which is created substantially simultaneously with the purchase of the relevant properties or assets and which do not encumber property other than such property or assets, and (iii) liens that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company does not own any real property in fee.

    (p) Environmental Matters. The property, assets and operations of the Company are in compliance in all material respects with all applicable federal, state, local or foreign laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (collectively, the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. None of the property, assets or operations of the Company are the subject of any federal state, local or foreign investigation evaluating whether any remedial action is needed to respond to a release or threatened release into the environment, of any substance regulated by, or which would form the basis of liability, under any Environmental Laws (a "Hazardous Substance"), or are in contravention of any federal, state, local or foreign law, order or regulation that would have a Material Adverse Effect. The Company has not received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against it with respect to material violations of an Environmental Law or in connection with the release or threatened release of any Hazardous Substance into the environment. The Company has no material contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment.

    (q) Certain Contracts and Agreements. (i) Section 3.1(q) of the Disclosure Schedule sets forth a list of all material contracts, licenses, agreements or leases other than this Agreement and the agreements contemplated hereby (the "Specified Contracts"). True and correct copies of the most current version of said Specified Contracts have been made available to Parent. The Company is not in default in the performance of any of its material obligations under any Specified Contract. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of any of its material obligations by the Company under any Specified Contract or, to the Company's knowledge, by any other party thereto.

      (ii) The Company is not a party to any contract containing non-competition clauses, restrictive covenants or similar provisions that would limit Parent's or the Surviving Corporation's ability after the Closing to engage in any line of business in any geographic area or to compete against any person.

    (r) Transactions with Affiliates. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company, on the other hand, other than any such contracts, agreements, arrangements and understandings that either individually or in the aggregate are de minimis in nature.

    (s) The preclinical tests and clinical trials of the Company were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such clinical trial or human trial, as the case may be. The Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the SEC Reports. The Company has not received any notices or other correspondence from the FDA or any other Governmental Entity requiring the termination, suspension or modification of any human trials that are described in the SEC Reports or the results of which are referred to in the SEC Reports.

    (t) Opinion of Financial Advisor. The Company has received the opinion of Strategen, L.L.C., to the effect that the Merger is fair to the holders of the Company Common Stock from a financial point of view.

    (u) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    (v) Scope of Representations. Anything to the contrary in this Section
  3.1 notwithstanding, no representation or warranty made by the Company in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on the Company at the date hereof.

  Section 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

    (a) Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Merger Sub has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent and Merger Sub are each duly qualified or licensed as a foreign corporation to do business, and each are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

  When used with respect to Parent or Merger Sub, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, prospects, results of operations or condition (financial or other) of Parent and its subsidiaries taken as a whole or (ii) the ability of Parent or Merger Sub to consummate any of the transactions contemplated hereby.

    (b) Charter and By-Laws. Parent has heretofore furnished to the Company complete and correct copies of the Certificate of Incorporation and By-Laws of Parent each as currently in effect and of the Certificate of Incorporation and By-Laws of Merger Sub each as currently in effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws.

    (c) Capitalization. The authorized capital stock of Parent consists of 40 million Parent Common Shares and two million Preferred Shares, without par value (hereinafter referred to as "Parent Preferred Shares"). As of November 30, 1996, (i) 17,592,992 Parent Common Shares were issued and outstanding, and (ii) no Parent Preferred Shares were issued and outstanding. All of the Parent Common Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with the terms of this Agreement have been duly authorized and reserved for issuance and, when so issued, will be validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any shareholder of Parent.

    (d) Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub or their stockholders are necessary to authorize this Agreement or to consummate such transaction. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms.

    (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not: (A) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (B) and
  (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

      (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, and federal, state or local Governmental Entity, except for: (A) the filing with the SEC of the Form S-4 and the obtaining from the SEC of such orders as may be required in connection therewith; (B) filings with the National Association of Securities Dealers Inc. ("NASD") on which the Parent Common Shares are currently eligible for trading; (C) the filing and recordation of the Certificate of Merger as required by the DGCL; and
    (D) applicable filings under state anti-takeover laws, if any.

    (f) Compliance. (i) Parent and its subsidiaries hold, and are in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Parent and each subsidiary, except to the extent the failure to so hold or comply will not have, individually or in the aggregate, a Material Adverse Effect, and to the best knowledge of Parent there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. Neither Parent nor any of its subsidiaries nor the conduct of their business is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, no investigation by any United States Governmental Entity with respect to Parent is pending, or to best knowledge of Parent, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect.

    (g) SEC Filings; Financial Statements. (i) Parent and each of its subsidiaries has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1993, pursuant to Sections 12(b), 12(g), 13, 14 or 15(d) of the Exchange Act (collectively, the "Parent SEC Reports"), each of which complied in all material respect with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as in effect on the date so filed. Parent has delivered to the Company, in the form filed with the SEC (including any amendments thereto) copies of (A) its Annual Report on Form 10-K for each of the three fiscal years ended December 31, 1993, 1994 and 1995, and the Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996; (B) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1993; and (C) all other Parent SEC Reports or registration statements filed by Parent with the SEC since January 1, 1993. None of such forms, reports or documents (including any financial statements or schedules included or incorporated by reference therein) filed by Parent contained, when filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each of the audited and unaudited consolidated financial statements of Parent (including, in each case, any related notes thereto) included in the Parent SEC Reports complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

      (iii) Except as and to the extent set forth on the balance sheet of Parent at December 31, 1995, including the notes thereto, included in Parent's Annual Report on Form 10-K for the year ended December 31, 1995, Parent does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (h) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing or otherwise approved by Parent for inclusion in (i) the Form S-4 will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

    (i) Absence of Certain Changes or Events. Since December 31, 1995, except as disclosed in the Parent SEC Reports filed since that date, Parent has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date except as disclosed in the Parent SEC Reports, there has not been any change, event or development in or affecting Parent that constitutes or would reasonably be expected to have a Material Adverse Effect on Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond June 30, 1997. In addition to the foregoing, as of the date hereof Parent does not know or have reason to know of any facts or circumstances or of any change, event or development in or affecting Parent or its subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

    (j) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect or to delay or prevent the consummation of the transactions contemplated hereby beyond June 30, 1997.

    (k) Brokers. No broker, finder or investment banker (other than Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    (l) Ownership of Company Common Stock. As of the date of this Agreement, Parent and its subsidiaries beneficially own shares of Company Common Stock representing less than 5% of the outstanding shares of Company Common Stock.

    (m) Scope of Representations. Anything to the contrary in this Section
  3.2 notwithstanding, no representation or warranty made by Parent in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect at the date hereof.

                                  ARTICLE IV

            Conduct of Business Pending the Merger; Other Covenants

  Section 4.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, except as otherwise required by the terms of this Agreement or unless Parent shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company shall use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with its customers, suppliers and other persons with whom the Company or any of its subsidiaries has significant business relations and to preserve and maintain in effect all of the Company's Intellectual Property.

  By way of amplification and not in limitation of the foregoing, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

    (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities;

    (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

    (c) except to the extent required under existing Company Plans as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees and officers of the Company or its subsidiaries in the ordinary course of business in accordance with past practice, or (ii) grant any severance or termination pay not currently required to be paid under existing Company Plans, except on an individual basis in the ordinary course of business and consistent with past practice, or (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in this Agreement; provided that the provisions of this
  Section 4.1 shall not prohibit the Company and its subsidiaries from hiring personnel from time to time in the ordinary course of their business, consistent with past practice and in consultation with Parent;

    (d) amend the Company Certificate of Incorporation, the Company By-Laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

    (e) except as allowed pursuant to Section 4.7 of this Agreement, acquire or agree to acquire (i) by merging or consolidation with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice;

    (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice and in amounts that are not, individually or in the aggregate, material to the Company;

    (g) (i) except for the Notes, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than or endorsements of negotiable instruments and similar guarantees in the ordinary course of business consistent with past practice), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings (including deposits) incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

    (h) expend, or commit to expend, funds for capital expenditures other than in accordance with the Company's current capital expenditure plans in excess of $10,000 in any one transaction or related series of transactions;

    (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

    (j) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

    (k) except as may be required as a result of a change in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, change any of the accounting methods, practices or principles used by the Company;

    (l) make any Tax election or settle or compromise any income Tax liability in excess of $10,000 except for the sales and use tax matter set forth in Section 3.1(m) of the Disclosure Schedule or file any federal income tax return prior to the last day prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company, without the prior consent of Parent, which consent shall not be unreasonably withheld;

    (m) settle or compromise any litigation in which the Company is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid;

    (n) enter into any new line of business;

    (o) commence any new preclinical or clinical trials or submit any data or other materials or enter into any discussions with the FDA or any other Governmental Entity; or

    (p) authorize any of, or commit or agree to take any of, the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

  In addition to the foregoing, the Company hereby further covenants and agrees that during the period from the date hereof to the Effective Time, the Company will only use monies received by it from Parent pursuant to the Notes in consultation with Parent.

  Section 4.2 Conduct of Business of Merger Sub. Merger Sub has not engaged, and during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage, in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

  Section 4.3 Stockholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and the Company Certificate of Incorporation and the Company By-Laws to convene a meeting of its stockholders (the "Stockholder's Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement. Subject to the next succeeding sentence, the Company, through its Board of Directors, shall recommend to its stockholders approval of the foregoing matters, and such recommendation, together with a copy of the opinion referred to in Section 3.1(t), shall be included in the Proxy Statement/Prospectus. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if the Board, after advice of outside counsel, determines in good faith that the making of such recommendation, or the failure to so withdraw, modify or change such recommendation, could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law.

  Section 4.4 Preparation of Form S-4 and the Proxy
Statement/Prospectus. Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement/Prospectus will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also use its reasonable best efforts to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Merger Sub and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the date of the Stockholder's Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Merger Sub each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

  Section 4.5 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company (i) shall, and shall cause its officers, directors, employees, auditors and other agents to, afford the officers, auditors and other agents of Parent, reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company) to its senior officers, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and such other persons with all financial, operating and other data and information as Parent, through its officers, may from time to time reasonably request, and (ii) shall make available its senior officers, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Parent regarding the ongoing operations of the Company, the implementation of the transactions contemplated hereby and other matters related hereto. No investigation pursuant to this Section 4.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

  (b) Each of Parent and Merger Sub will hold information it receives pursuant to Section 4.5(a)(i) which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 18, 1995 between Parent and the Company (the "Confidentiality Agreement").

  Section 4.6 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, on the record date established for the Stockholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 4.6 hereto.

  Section 4.7 No Solicitation. Subject to the proviso below, the Company shall not, nor shall the Company authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative (collectively, "Representatives") retained by it to, solicit, initiate, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as defined below) or enter into or maintain or continue any discussions or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, and the Company shall notify Parent orally (as promptly as practicable, and in any event within two business days) as to any Transaction Proposal which it or any of its Representatives may receive, specifying in reasonable detail the material terms thereof and, if requested by Parent, the Company shall furnish a written summary of such material terms (other than the identity of the party making such Transaction Proposal). Nothing contained in this Section 4.7 or this Agreement to the contrary shall restrict the Board of Directors of the Company from (i) furnishing information to any person or entity who makes an unsolicited inquiry concerning a possible Transaction Proposal, or (ii) entering into negotiations or discussions with any person or entity that makes an unsolicited Transaction Proposal regarding that Transaction Proposal, or
(iii) entering into an unsolicited Transaction Proposal, if, in the case of either clauses (ii) or (iii), the Board of Directors of the Company determines in good faith, after advice of counsel, that (a) the failure to do so could reasonably be deemed a breach of its fiduciary duties under applicable law or
(b) failing to make, withdrawing, modifying or changing a recommendation to the Company's stockholders with respect to the approval and adoption of this Agreement if the Board of Directors of the Company determines in good faith, after advice of counsel, that making such recommendation, or failure to withdraw, modify or change such recommendation, could reasonably be deemed a breach of its fiduciary duties under applicable law. The Company shall provide such information to Parent regarding any inquiry, negotiation, discussion or proposal under this Section 4.7 as is necessary, in the reasonable judgment of the Board of Directors of the Company, to achieve a level playing field so that Parent shall not be at a disadvantage, provided that the name of any such other person need not be disclosed to Parent. The Company shall obtain a confidentiality agreement from the person making such inquiries or proposals containing substantially the same terms and provisions as that obtained from Parent, provided that to the extent such confidentiality agreement with such third party contains provisions that are more favorable to such third party than the comparable provisions in the Confidentiality Agreement, such provisions in the Confidentiality Agreement shall be amended correspondingly.

  As use herein, the term "Transaction Proposal" means (x) any acquisition or purchase of substantially all of the assets of, or any controlling interest in, or any debt or equity offering of, the Company or any Business Combination, as defined below, or (y) any proposal, plan or agreement to do any of the foregoing. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. This section shall not prohibit accurate disclosure by the Company in any document that is required to be filed by the Company with the SEC, including without limitation any filings made in compliance with Rule 14e-2 promulgated under the Exchange Act.

  Section 4.8 Employee Benefits Matters. (a) Except as otherwise provided in this Section 4.8, on and after the Effective Time, Parent shall, or shall cause Surviving Corporation to, maintain the Company Plans set forth in
Section 3.1(l) of the Disclosure Schedule (other than the Plans) for the benefit of employees of the Company as such Company Plans are in effect immediately prior to the Effective Time; provided that Parent or Surviving Corporation may replace any Company Plan with a plan of Parent which provides benefits that are substantially similar to those benefits provided to Parent's employees.

  (b) Except as otherwise provided in this Section 4.8, on and after the Effective Time, Parent shall, or shall cause Surviving Corporation to maintain compensation for Company employees, as in effect on the date of this Agreement, subject to increases in accordance with Company policy.

  (c) On and after the Effective Time, Company employees shall be entitled to participate in the equity compensation plans of Parent for employees of Parent on the same basis as similarly situated employees of Parent.

  (d) On and after the Effective Time, the base salary and other compensation and benefits described in Section 4.8 (a) through (d) hereof may be altered by the Surviving Corporation consistent with the Company's past practices, to remain competitive or in accordance with industry practice; provided that the aggregate compensation and benefits provided to the Surviving Corporation employees shall be no less favorable than the compensation and benefits provided to Company employees immediately prior to the Effective Time and may be reduced only in the event of a material adverse change in the business of the Surviving Corporation.

  (e) Neither the Company nor Parent will terminate the employment of any employee of the Company, unless for cause, prior to April 9, 1997, and Parent agrees to enter into reasonable severance arrangements with any Company employee terminated after such date in accordance with its current practice.

  Section 4.9 Directors' and Officers' Indemnification and Insurance. It is understood and agreed that the Company shall defend, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and the Parent shall, jointly and severally, defend, indemnify and hold harmless, each present and former employee, agent, director and officer of the Company (the "Indemnified Parties") to the full extent required or permitted under (a) Delaware law and (b) as provided in their respective charters and by-laws, which rights to be defended, indemnified and held harmless shall survive the Merger and shall continue in full force and effect without time limitation from and after the Effective Time. Without limiting the foregoing, the Company, and after the Effective Time the Surviving Corporation and the Parent, will periodically advance expenses as incurred with respect to the foregoing, to the fullest extent permitted by applicable law; provided the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. In addition, the Certificate of Incorporation and the By-laws of the Surviving Corporation with respect to indemnification, shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the Company or otherwise entitled to indemnification pursuant to the Company's Certificate of Incorporation. In the event that the Surviving Corporation transfers all or substantially all of its operations to another corporation or other entity, proper provision shall be made so that the successor or transferee thereof shall assume any remaining obligations of the Surviving Corporation set forth in this Section 4.9.

  Section 4.10 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement/Prospectus and Form S-4, and any amendments to any thereof and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts as are necessary for the consummation of the transaction contemplated by this Agreement and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review all information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with obtaining the necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

  Section 4.11 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 4.12 Public Announcements. Each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system, provided, however, that each party may talk to their shareholders without the consent of the other in accordance with applicable law.

  Section 4.13 Tax Free Reorganization Treatment. None of Parent, Merger Sub, the Company or any of their respective affiliates shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free reorganization within the meaning of
Section 368 of the Code.

  Section 4.14 Rule 144 Information. Parent hereby agrees that from the Effective Time until the third anniversary of the Effective Time, if Parent is not subject to Section 13 or 15(d) of the Exchange Act, it will ensure that there is publicly available the information specified in Rule 144(c)(2) under the Securities Act.

  Section 4.15 Loan to Company. On January 15, 1997, Parent will make a loan (the "Additional Loan") in the amount of $250,000 to the Company to be used by the Company exclusively for operating expenses in the ordinary course. The Company shall use such funds in consultation with Parent. The Additional Loan will be evidenced by a promissory note in substantially the form of the Convertible Note and will be secured by that certain License Agreement dated of even date herewith between the Company and Parent (the "License Agreement").

                                   ARTICLE V

                             Conditions of Merger

  Section 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

    (b) Other Approvals. Other than the filing contemplated by Section 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Entity or any third party (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the business of the Surviving Corporation, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), all conditions, if any, to such Requisite Regulatory Approvals shall have been satisfied and all such Requisite Regulatory Approvals shall be in full force and effect.

    (c) No Injunctions or Restrains; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

    (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any "blue sky" and other state securities laws applicable to the issuance of Parent Common Shares in the Merger shall have been complied with.

  Section 5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger
Sub:

    (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement except to the extent such representations and warranties speak as of an earlier date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

    (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

  Section 5.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

    (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

    (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

    (c) Tax Opinion. The opinion, based on appropriate representations of the Company, Parent and others, of Bracewell & Patterson, L.L.P., counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated on or about the date of and referred to in the Proxy Statement/Prospectus as first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

                                  ARTICLE VI

                       Termination, Amendment and Waiver

  Section 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent of Parent and the Company; or

    (b) by Parent, upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for Parent to elect not to consummate the Merger pursuant to Section 5.2(a) or (b), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by Parent to the Company, specifying in reasonable detail the nature of such breach;

    (c) by the Company, upon any breach of any representation, warranty, covenant or agreement of Parent set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for the Company to elect not to consummate the Merger pursuant to Section 5.3(a) or (b), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by the Company to Parent, specifying in reasonable detail the nature of such breach;

    (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

    (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to June 30, 1997.

    (f) by either Parent or the Company, if the approval of the stockholders of the Company of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

    (g) by either Parent or the Company, if (i) the Board of Directors of the Company shall have approved or have recommended to the stockholders of the Company a Transaction Proposal or shall have resolved to do the foregoing; or (ii) a Takeover Proposal (as defined herein) is commenced (other than by Parent or any of its subsidiaries or affiliates), and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such Takeover Proposal or otherwise fails to recommend that such stockholders reject such Takeover Proposal within ten business days of the commencement thereof; provided, however, that in each case this Agreement may only be terminated by the Company if, and only to the extent that, the Board of Directors of the Company, after advice of independent legal counsel, determines in good faith that failure to take such action could reasonably be deemed to constitute a breach of the Board's fiduciary duties under applicable law; or

    (h) by Parent in the event of a material adverse change in the business, prospects or financial condition of the Company caused by an event, occurrence or circumstance (a "Material Adverse Change"), unanticipated and unknown by the Company as of the date of this Agreement and arising after the date hereof solely from facts and circumstances not in existence as of the date hereof. Without limiting the generality of the foregoing, a Material Adverse Change shall not include any matter which Parent knows or should have known of or discovered or should have discovered in its due diligence review of the Company.

  Notwithstanding the foregoing, a Material Adverse Change shall include a determination made in good faith by Medarex prior to the earlier of the date that the Proxy Statement/Prospectus is first mailed to the stockholders of the Company or January 31, 1997 that both (A) a license related to the patent referred to in Section 3.1(n)(iii) of the Disclosure Schedule is required in order to continue development of the Company's secondary cataract product, and
(B) such license is not available, and will not be available, on commercially reasonable terms.

  Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 4.5(b), Section 6.3, if applicable, and Section 7.1; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof; provided further, however, that the recommendation of another transaction by the Company's Board of Directors in accordance with Section 4.7 shall not constitute a willful and material breach of this Agreement by the Company.

  Section 6.3 Fees and Expenses. (a) The Company agrees that if this Agreement shall be terminated pursuant to:

    (i) Section 6.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of stockholders of the Company called to vote thereon and at the time of such meeting there shall exist a tender offer or exchange offer for not less than a majority of the outstanding Voting Stock (as defined herein) of the Company (a "Takeover Proposal"); or

    (ii) Section 6.1(g);

  then in any such case, the Company shall pay to Parent $750,000.

  (b) Any cash payment required to be made pursuant to Section 6.3(a) shall be made upon the date which is 60 days after the date the Company enters into a definitive agreement with respect to such Transaction Proposal or the completion of any such Takeover Proposal, by wire transfer of immediately available funds to an account designated by Parent, and termination of the Company's obligations under Section 6.3(a) shall not occur until such payment shall have been made pursuant hereto. The Company covenants and agrees that it will not enter into a definitive agreement relating to a Transaction Proposal that would, if consummated, require the payment of any amounts by the Company pursuant to Section 6.3(a) unless the other party or parties thereto agree unconditionally in writing (a copy of which shall be furnished to Parent as soon as practicable after the public announcement of such proposed Transaction Proposal) to assume, undertake and perform all of the Company's payment obligations under this Section 6.3, and to pay any legal expenses incurred by Parent in connection with the enforcement thereof.

  (c) For purposes of this Section 6.3:

    (i) the term "Business Combination" shall mean (A) the acquisition by any person (other than Parent or any of its subsidiaries) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or the formation of any group (as such term is defined for purposes of Rule 13d-5 under the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the total voting power of all then outstanding Voting Stock of the Company; (B) the consolidation or merger of the Company with or into any person (other that Parent or any of its subsidiaries) in a transaction in which the Company shall not be the surviving or continuing corporation; (C) the merger or consolidation of any person (other than Parent or any of its subsidiaries) with or into the Company in a transaction in which the Company is the surviving or continuing corporation but in which the shares of Voting Stock outstanding immediately prior to such transaction shall represent less than 50% of the total voting power of all Voting Stock of the surviving or continuing corporation outstanding immediately after such merger or consolidation; (D) any sale or other transfer (including by way of dividend or distribution of assets to the Company's stockholders), in one transaction or in a series of related transactions, of all or substantial portion of the Company's consolidated assets or business to any person (other than Parent or any of its subsidiaries) or group; or (E) any licensing or other arrangement entered into by the Company regarding the right to use, further develop, manufacture, sell or otherwise commercialize the Company's 4197X-RA immunotoxin product in North America; and

    (ii) the term "Voting Stock" means all outstanding stock and other securities of the Company entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company.

  (d) In the event this Agreement shall be terminated pursuant to Section 6.1
(h), then within fifteen (15) days of such termination Parent shall be obligated to purchase a number of shares of Company Common Stock having a value equal to $750,000 (or $1,000,000 if the Additional Loan has not been made), at a price per share of $.9375 (the "Purchase Price") for, at the sole option of Parent, cash or registered and freely tradeable Parent Common Shares having a market value, calculated as the average closing price of Parent Common Shares for the twenty (20) trading days prior to the date such payment is made, of $750,000 or $1,000,000, as applicable. In the event Parent shall pay the Purchase Price in Parent Common Shares, the Company hereby agrees that it shall not transfer, convey, hypothecate, sell or otherwise dispose of more than 10,000 shares in any five (5) consecutive trading days.

  (e) Except as specifically provided in Section 6.2 and this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

  Section 6.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of Parent and the respective Boards of Directors of Merger Sub and the Company at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of the Company Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 6.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid and set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VII

                              General Provisions

  Section 7.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 6.1, except that those set forth in Sections 2.2, 2.3, Section 4.5(b),
Section 4.8, Section 4.9, Section 4.10, Section 4.14, Section 6.3 and this
Article VII shall survive termination indefinitely (or to such earlier date as shall be specified by the terms of such provisions).

  Section 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Merger Sub:

      Medarex, Inc.
      1545 Route 22 East
      Annandale, New Jersey 08801-0953
      Attention: Donald L. Drakeman--President
      Phone: 609-713-6001
      Fax: 609-713-6002

    with a copy to:

      Satterlee Stephens Burke & Burke LLP
      230 Park Avenue
      New York, New York 10169
      Attention: Dwight Kinsey, Esq.
      Phone: 212-818-9200
      Fax: 212-818-9606 or 9607

    if to the Company:

      Houston Biotechnology Incorporated
      3608 Research Forest Drive
      The Woodlands, Texas 77381
      Attention: J. Russell Denson--President
      Phone: 713-363-6999
      Fax: 713-363-3715
    with a copy to:

      Bracewell & Patterson L.L.P.
      South Tower Pennzoil Place
      711 Louisiana Street
      Suite 2900
      Houston, Texas 77002-2781
      Attention: David Ronn, Esq.
      Phone: 713-223-2900
      Fax: 713-221-1212

  Section 7.3 Certain Definitions. For purpose of this Agreement, the term:

    (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

    (c) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted to be closed;

    (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (e) "knowledge" means knowledge after reasonable inquiry of, in the case of the Company, any Vice President or more senior officer, and in the case of Parent, any Senior Vice President or more senior officer;

    (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  Section 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  Section 7.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Notes, the Escrow Agreement dated the date hereof among the Company, Parent and Satterlee Stephens Burke & Burke LLP, the License Agreement and the Confidentiality Agreement, which shall remain in full force and effect. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to any other direct subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

  Section 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  Section 7.8 Consent to Jurisdiction. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts of the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that service of process made in accordance with this
Section 7.8 does not constitute good and sufficient service of process. The provisions of this Section 7.8 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

  Section 7.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date written above.

                                          Medarex, Inc.

                                            By: /s/ Donald L. Drakeman
                                                -------------------------------
                                                 Name: Donald L. Drakeman
                                                     Title: President

                                          Medarex Acquisition Corp.

                                            By: /s/ Michael A. Appelbaum
                                                -------------------------------
                                                Name: Michael A. Appelbaum
                                                   Title: Vice President

                                          Houston Biotechnology Incorporated

                                            By: /s/ J. Russell Denson
                                                -------------------------------
                                                  Name: J. Russell Denson
                                                     Title: President

                                                                    EXHIBIT 1.3

                             CERTIFICATE OF MERGER
                                      OF
                           MEDAREX ACQUISITION CORP.
                                 WITH AND INTO
                      HOUSTON BIOTECHNOLOGY INCORPORATED

  Pursuant to Section 251(c) of the Delaware General Corporate Law, Houston Biotechnology Incorporated, the surviving corporation in a merger with Medarex Acquisition Corp. certifies as follows:

    1. Houston Biotechnology Incorporated and Medarex Acquisition Corp. are both Delaware corporations.

    2. An Agreement and Plan of Merger dated as of December 18, 1996 (the "Merger Agreement"), providing for the merger of Medarex Acquisition Corp. with and into Houston Biotechnology Incorporated (the "Merger") has been approved, adopted, certified, executed and acknowledged by Houston Biotechnology Incorporated and Medarex Acquisition Corp. in accordance with
  Section 251 of the Delaware General Corporation Law.

    The stockholders of Houston Biotechnology Incorporated approved the Merger of the corporations in a meeting duly called and convened, a quorum being present in person and by proxy, and acting throughout. The sole stockholder of Medarex Acquisition Corp. approved the Merger of the corporations by written consent in lieu of meeting pursuant to Section 228 of the Delaware General Corporation Law.

    3. The surviving corporation in the Merger is Houston Biotechnology Incorporated.

    4. Pursuant to the Merger, the Certificate of Incorporation of Houston Biotechnology Incorporated is amended and restated in the form attached hereto as Exhibit A.

    5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is

                      Houston Biotechnology Incorporated
                          3608 Research Forest Drive
                          The Woodlands, Texas 77381

    6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Houston Biotechnology Incorporated or Medarex Acquisition Corp.

  IN WITNESS WHEREOF, the surviving corporation has caused this certificate of merger to be signed and attested by its duly authorized officers.

Dated:


                                          By: _________________________________
                                                         President

Attested:


By: _________________________________
                , Secretary

                                                                      EXHIBIT A
                                                       TO CERTIFICATE OF MERGER

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                      HOUSTON BIOTECHNOLOGY INCORPORATED

  First: The name of the Corporation is:

                      HOUSTON BIOTECHNOLOGY INCORPORATED

  Second: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

  Third: The nature of the business and the purposes for which the Corporation is organized are:

    To engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

  Fourth: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares all of which are to be Common Stock with a par value of one cent ($.01) per share.

  Fifth: The board of directors of the Corporation is authorized to make, alter or repeal by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

  Sixth: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the Delaware General Corporation Law. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director under this Article SIXTH, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article SIXTH, prior to such repeal or modification.

                                                                    EXHIBIT 4.6

                       FORM OF COMPANY AFFILIATE LETTER

Gentlemen:

  The undersigned, a holder of shares of common stock, par value $.01 per share ("Company Stock"), of Houston Biotechnology Incorporated, Inc., a Delaware corporation (the "Company"), may be entitled to receive in connection with the merger (the "Merger") of the Company with Medarex Acquisition Corp., a Delaware corporation, securities (the "Parent Securities") of Medarex, Inc., a Delaware corporation ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

  If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer any Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities that the undersigned receives in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

  In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of Parent Securities sold as indicated in the letter.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act.

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                          Very truly yours,

                                                                        ANNEX 1
                                                                 TO EXHIBIT 4.6

[Name]                                                                   [Date]

  On      the undersigned sold the securities ("Securities") of Medarex, Inc., a Delaware corporation (the "Company"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Medarex Acquisition Corp., a Delaware corporation, with and into Houston Biotechnology Incorporated.

  Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

             [SPACE TO BE PROVIDED FOR DESCRIPTION OF SECURITIES]

                       HOUSTON BIOTECHNOLOGY INCORPORATED
   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, FEBRUARY 27, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes, appoints and authorizes J. Russell Denson and Donald S. Clark, Ph.D., as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Houston Biotechnology Incorporated ("HBI") held of record by the undersigned on January 24, 1997 at the Special Meeting of Stockholders to be held at the offices of HBI at 3608 Research Forest Drive, The Woodlands, Texas 77381, at 10:00 a.m., local time, on February 27, 1997, and at any adjournment(s) thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of solicitation of this Proxy, as may properly come before said meeting or any adjournment(s) thereof. Receipt of the notice of the meeting and the Proxy Statement and Prospectus dated January 29, 1997, is hereby acknowledged.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS SET OUT ON THE REVERSE SIDE.

  1. To consider and vote upon a proposal recommended by the Board of Directors to approve and adopt a plan of merger in accordance with the Agreement and Plan of Merger dated December 18, 1996, among HBI, Medarex, Inc. ("Medarex") and Medarex Acquisition Corp. ("Merger Sub") pursuant to which (i) Merger Sub shall be merged with and into HBI with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex, and (ii) each share of common stock, par value $0.01 per share, of HBI shall be converted into the right to receive 0.182 shares of Medarex common stock, par value $0.01 per share.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  2. To transact any and all other business that may properly come before the Special Meeting or any adjournment or adjournments thereof.

  IN THEIR DISCRETION, THE AFOREMENTIONED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                   DATED: ______________________________, 1997.

                                   --------------------------------------------
                                             Signature of Stockholder
                                   --------------------------------------------
                                             Signature of Stockholder

                                   *Please sign as name appears. Joint owners each should sign. When signing as attorney, trustee, administrator, executor, etc., please indicate your full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.
                         PLEASE DO NOT FOLD THIS PROXY.